EXHIBIT 10.69

PORTIONS OF THIS EXHIBIT 10.69 MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT

CONFIDENTIAL — NEITHER THIS DOCUMENT, ITS TERMS OR PROVISIONS OR THE RELATIONSHIP CONTEMPLATED THEREIN IS TO BE DISCUSSED OR USED WITHOUT THE CONSENT OF CALVIN KLEIN, INC. OR WF OVERSEAS FASHION C.V. A DRAFT DOES NOT CONSTITUTE AN OBLIGATION OF THE PARTIES. NO BINDING AGREEMENT WILL RESULT UNLESS A DEFINITIVE WRITTEN AGREEMENT IS EXECUTED AND DELIVERED BY THE PARTIES. THERE IS NO OBLIGATION TO EXECUTE ANY SUCH AGREEMENT.

LICENSE AGREEMENT

BETWEEN

CALVIN KLEIN, INC.

AND

CK JEANSWEAR EUROPE S.P.A.

AND

WF OVERSEAS FASHION C.V.

CONFIDENTIAL TREATMENT

TABLE OF CONTENTS

ARTICLE I. GRANT
1.1 License
1.1.1 Exclusion of Retail Sales
1.1.2 Right to Manufacture
1.2 Reservation
1.2.1 Retail Stores; Company-Controlled Stores
1.2.2 E-Commerce/Promotional Goods
1.2.3 Third Party Licensees
1.3 Limitations
1.4 Definitional Disputes
1.5 Exploitation of the License
1.5.1 Best Efforts
1.5.2 Non-Competition
1.6 Showrooms; In-Store Shops; Trade Shows
1.6.1 Showrooms
1.6.2 In-Store Shops
1.6.3 Trade Shows
1.6.4 Visual Design Personnel
ARTICLE II. LICENSE PERIOD
2.1 License Period
ARTICLE III. SALES
3.1 Sales/Marketing and Production Plans
3.2 Deliberately Omitted
3.3 Sales to CKI and its Employees
ARTICLE IV. LICENSE FEES
4.1 Requirement of Fees
4.1.1 Percentage Fees
4.1.2 Gross and Net Sales
4.1.3 Minimum Guaranteed Fees
4.1.4 Allocation of Minimum Guaranteed Fees and Percentage Fees
4.2 Statements
4.3 Books and Records
4.4 Underpayments
4.5 Manner of Payment
4.6 Interest on Late Payment
4.7 No Set-Off
4.8 Taxes
4.9 Financial Statements
4.10 Financial Covenants
ARTICLE V. ADVERTISING
5.1 Advertising
5.1.1 Initial Support/Reimbursement
5.1.2 Advertising Obligation
5.1.3 CRK Fee
5.1.4 Co-operative Advertising and Public Relations
5.2 ‘Usage’

CONFIDENTIAL TREATMENT

5.3 Approval of Materials, Activities
5.4 Samples
ARTICLE VI. QUALITY AND STANDARDS
6.1 Distinctiveness and Quality of the Licensed Mark
6.1.1 Consistency with Other Products
6.2 Design
6.2.1 Time and Action Calendar
6.2.2 Themes
6.2.3 Design Concepts
6.2.4 Certain Other Approvals
6.2.5 CKI Designs
6.2.6 Prototypes
6.2.7 Final Approval and Sales
6.3 Manufacture of Licensed Products by Third Parties
6.4 Non-Conforming Products
6.5 Approvals
6.6 Marketing, Labeling, Packaging, Promotions, Business Materials
6.7 Inspection of Facilities
6.8 Samples and Artwork
6.9 Know-how
6.10 Meetings
6.11 Design Direction
6.12 Design Rights
6.13 Shops, Stores, Retail Outlets
6.14 Disposal of Seconds and Close-Outs
6.14.1 Seconds
6.14.2 Close-Outs
6.15 Standards of Conduct
6.15.1 Standards
6.15.2 Audit Requirement
6.15.3 Approval
6.15.4 Use of Facility
6.16 Personnel
ARTICLE VII. THE LICENSED MARK
7.1 Rights to the Licensed Mark.
7.1.1 Ownership of Licensed Mark
7.1.2 No Adverse Actions
7.1.3 Registrations
7.1.4 Survival
7.2 Protecting the Licensed Mark.
7.3 Use of the Licensed Mark
7.3.1 Compliance with Legal Requirements
7.3.2 Use with Other Name
7.3.3 Execution of Documents
7.4 Ownership of Copyright
7.5 Infringements, Counterfeits and Parallel Imports
7.5.1 Infringements
7.5.2 Counterfeits and Parallel Imports

CONFIDENTIAL TREATMENT

7.5.2.1 The Network
7.5.2.2 Diversion
7.5.3 Criminal Proceedings
7.5.4 Enforcement Activities
7.5.5 Nature of Proceedings
7.5.6 Cooperation
7.6 Trademark Security
7.6.1 Counterfeit Protection
7.7 Use of Licensed Mark on Invoices, etc.
7.8 Monitoring
ARTICLE VIII. TERM AND TERMINATION
8.1 Expiration
8.2 Other Rights Unaffected
8.3 Right of Termination of the License
8.4 Termination With Notice and Right to Cure
8.5 Effect of Termination
8.6 Inventory Upon Termination
8.7 Freedom to License
8.8 Rights Personal
8.9 Trustee in Bankruptcy
8.10 Compensation
ARTICLE IX. INDEMNIFICATION AND INSURANCE
9.1 Indemnification by the Licensee
9.2 Notice of Suit or Claim
9.3 Indemnification by CKI
9.4 Insurance
9.4.1 Requirement
9.4.2 General Provision
9.4.3 Approved Carrier/Policy Changes
9.4.4 Evidence of Coverage
9.4.5 Territory
ARTICLE X. COMPLIANCE WITH LAWS
10.1 Compliance with Laws
10.2 Equitable Relief
ARTICLE XI. MISCELLANEOUS
11.1 Warranties and Representations of the Parties
11.2 Definitions
11.3 Notices
11.4 Assignment
11.5 Sublicense
11.6 Assignment by CKI
11.7 No Agency
11.8 Suspension of Obligations
11.9 Benefit
11.10 Entire Agreement; Amendment
11.11 Non-Waiver
11.12 Severability
11.13 Headings

CONFIDENTIAL TREATMENT

11.14 Counterparts
11.15 Governing Law
11.16 Jurisdiction
11.17 Non-Solicitation
11.18 Confidentiality
11.19 Assignment Within Warnaco Family

SCHEDULES
SCHEDULE 6.13	APPROVED ACCOUNTS
SCHEDULE 6.14	APPROVED SECONDS AND CLOSE-OUTS ACCOUNTS
EXHIBIT S	SHAREHOLDERS
EXHIBITS
EXHIBIT T	TERRITORY
EXHIBIT P	PRODUCTS
EXHIBIT B	ROYALTY STATEMENT
EXHIBIT D	THIRD-PARTY MANUFACTURING AGREEMENT
EXHIBIT E	PRODUCTION FACILITY EVALUATION FORM

SCHEDULE OF ISSUED REGISTRATIONS AND PENDING APPLICATIONS FOR ‘‘CK/CALVIN KLEIN’’ TRADEMARKS IN CLASS 25

CONFIDENTIAL TREATMENT

LICENSE AGREEMENT

LICENSE AGREEMENT, dated as of January 31, 2006, between CALVIN KLEIN, INC. (‘‘CKI’’), a New York corporation, CK JEANSWEAR EUROPE S.P.A., an Italian corporation (‘‘CKJE’’ or ‘‘Licensee’’) and WF Overseas Fashion C.V., a limited partnership (‘‘commanditaire vennootschap’’) organized and existing under the laws of the Netherlands (‘‘Warnaco’’).

WITNESSETH:

WHEREAS, Licensee desires to obtain from CKI, and CKI is willing to grant to the Licensee, a license in the Territory (as hereinafter defined), to use the trademark "CK/CALVIN KLEIN" to be used in the form designated by CKI from time to time (‘‘Licensed Mark’’) in connection with the manufacture, wholesale sale, distribution, advertising and promotion of bridge women’s belts, leather gloves, handbags and small leather goods (accessories), and men’s belts, leather gloves, hand bags and small leather goods, as specifically described on Exhibit P (the ‘‘Products’’), subject to the terms contained in this Agreement. Products bearing the Licensed Mark are hereinafter referred to as ‘‘Licensed Products.’’

WHEREAS, Warnaco U.S., Inc. a Delaware corporation, is the general partner of WF Overseas Fashion C.V., and, solely in such capacity, is executing this Agreement on behalf and for the exclusive risk and benefit of WF Overseas Fashion C.V.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I. GRANT

1.1    License.    CKI hereby grants to the Licensee an exclusive license (the ‘‘License’’), without the right to assign, and the right to sublicense with CKI’s prior written consent exercisable in CKI’s sole and absolute discretion and subject to and in accordance with the terms contained in this Agreement, to use the Licensed Mark, during the License Period in connection with the manufacture and sale, distribution, advertising, and promotion in the ‘‘Territory,’’ set forth on Exhibit T, of Licensed Products to approved customers ***

1.1.1    Exclusion of Retail Sales.    The License excludes the sale, distribution, and promotion of Licensed Products via commerce conducted on, made available through, or facilitated by *** or upon the prior approval of CKI, which CKI may withhold in its sole and absolute discretion, The License also excludes the right to *** only as approved by CKI, and except as permitted as to such Licensed Products pursuant to other agreements between the parties (and their affiliates). However, the foregoing does not***

1.1.2 Right to Manufacture. The Licensee’s right to manufacture in the Territory and elsewhere in the world is non-exclusive (others may and will have the right to produce Products within the Territory for export and sale outside the Territory). Licensee shall have the right to import into the Territory Licensed Products manufactured outside the Territory; provided, however, that the Licensee takes reasonable precautions to prevent all labels, tags, packaging material, business supplies and advertising and promotional materials and all other forms of identification bearing the Trademark (collectively, ‘‘Labels’’) from being used otherwise than in connection with the distribution and sale of Licensed Products within the Territory. The Licensee shall neither export Licensed Products from the Territory, nor sell Licensed Products to any entity which it knows, or reasonably should know, intends to export Licensed Products from the Territory.

1.2 Reservation.    CKI reserves all rights in and to the Licensed Mark except as specifically granted herein including, without limitation, those rights set forth in this § 1.2. CKI may exercise any of its rights, or authorize others to exercise such rights, at any time, in accordance with the terms and conditions set forth herein.

1.2.1 Retail Stores; Company-Controlled Stores.    CKI reserves the right to *** However, CKI shall, in connection with the sale, distribution and promotion of Licensed Products through the CKI

CONFIDENTIAL TREATMENT

Stores, purchase Licensed Products from the Licensee, at mutually agreed upon prices, terms and conditions, provided that Licensee timely produces, ships and delivers such Licensed Products in quantities as may be required by CKI. If (i) Licensee cannot sell or supply any Licensed Products due to a continuing force majeure event or other event outside of Licensee’s reasonable control (i.e., more than thirty calendar days) or (ii) Licensee fails to timely deliver for two consecutive quarters, the products so ordered (other than minor shortages), then during the pendency of such force majeure event or after such failures to deliver, CKI (or its Affiliates) shall have the right to manufacture or have manufactured for it by others, and to sell, distribute and promote such Licensed Products through CKI Stores for the next two years, at which time the provisions hereof shall again apply, CKI shall also require that any such retail stores in the Territory owned or operated by an authorized licensee of CKI shall purchase the Licensed Products from Licensee. The Licensee acknowledges and agrees that ***

1.2.2 E-Commerce/Promotional Goods.    CKI reserves the right to *** In the case of E-commerce arrangements covering ***

1.2.3 Third Party Licensees.    CKI may grant third parties the right to produce Products for distribution and sale outside the Territory. Licensee agrees to fully co-operate with such third parties, and upon CKI’s request, Licensee will, furnish samples of Licensed Products, provide at cost (without markup), any patterns, trim samples, samples of garments and other materials, names of contractors and sources of supply, reasonably necessary to manufacture Licensed Products as reasonably requested on a timely basis by such licensees, in accordance with such third parties’ reasonable design and production schedules and subject to appropriate confidentiality undertakings. Licensee will timely supply CKI’s distributors or other third party licensees outside the Territory, with Licensed Products for distribution in such quantities as CKI may reasonably request on such credit or other terms as Licensee may impose on its customers generally, ***

1.3 Limitations.    The Licensee understands and agrees that CKI, and its other licensees and sublicensees, may manufacture or authorize third parties to manufacture Licensed Products in the Territory for sale outside of the Territory, or to manufacture and sell or authorize third parties to manufacture and sell products of any and all types and descriptions other than the Products in or outside the Territory. In this regard, the Licensee acknowledges and agrees that products that bear some similarity of design to the Licensed Products may be manufactured, distributed or sold in the Territory in connection with the Licensed Mark by either CKI or a third party authorized to use the Licensed Mark, and the Licensee further acknowledges and agrees that such similarity of design will not be deemed a breach of or default under this Agreement. In addition, no license is granted hereunder for the manufacture, sale or distribution of the Licensed Products to be used for publicity purposes (other than publicity of the Licensed Products), in combination sales or as premiums or giveaways, or to be disposed of under or in connection with similar methods of merchandising, such rights being specifically reserved for CKI or otherwise subject to CKI’s prior review and approval. Licensee agrees that the marketing, placement and distribution of Licensed Products in the Territory may but shall not necessarily be the same as that for Products being sold in the U.S. or elsewhere in the world by CKI’s duly authorized licensee, but shall be commensurate with the marketing, placement and distribution of Licensed Products in comparison with other competitive and competitors’ ‘‘bridge’’ or ‘‘diffusion’’ lines sold both in the U.S. and the Territory.

1.4 Definitional Disputes.    The Licensee acknowledges that due to the nature of the marketplace, the definition of Products may change or may not be amenable to precise delineation. In addition, the Licensee acknowledges that CKI does have and may hereafter have, other licensees within the Territory. However, CKI will use its reasonable efforts to *** In the event of any dispute between the Licensee and any other licensee of CKI in the Territory with respect to whether particular merchandise is covered by one or the other of their respective licenses, or there is otherwise a dispute over the definition of Licensed Products, CKI shall render, based upon its reasonable (but with all due consideration given to aesthetic and quality factors) good faith judgement, commercial reasonableness, and a reasonable written determination.

CONFIDENTIAL TREATMENT

1.5 Exploitation of the License.

1.5.1 Best Efforts.    At all times during the License Period, the Licensee shall use its reasonable best efforts to exploit the License throughout each and every country the Territory, including, but not limited to: (i) selling what reasonably constitutes a full line of Products within each seasonal collection of Licensed Products (each, a ‘‘Collection’’), subject to seasonal differences, and a sufficiently representative quantity of each type of Product within each Collection; (ii) timely developing, producing and offering for sale the Licensed Products so that they may be sold and shipped to consumers on a timely basis; (iii) maintaining a sales force sufficient to provide effective distribution throughout all areas of the Territory; (iv) cooperating with CKI’s and any of its licensees’ marketing, merchandising, sales, and anti-counterfeiting programs as may be applicable, and (v) maintaining necessary financial position to adequately support the operations and obligations herein.

1.5.2 Non-Competition.    The Licensee shall devote itself and all of its employees and operations exclusively to the operations of this license and other ‘‘CALVIN KLEIN’’ operations licensed by CKI. The Licensee’s Affiliates shall not enter into or obtain from any person or entity a license in the Territory for any of the Products bearing the name of any designer or designer brand (or any derivative or formative thereof) of *** without the prior written consent of CKI and except for arrangements and agreements in effect on and as of the Effective Date of this Agreement. ***

1.6 Showrooms; In-Store Shops; Trade Shows.

1.6.1 Showrooms.    The Licensee shall maintain a separate showroom area adjacent to or within the bridge apparel showroom within the existing premises in Milan of CKI’s affiliate, Calvin Klein Europe S.r.l. (‘‘CKE’’), under a form of sublease or sharing arrangement, to be entered into by the parties. If at any time the showroom shall be relocated due to unavailability of CKE’s premises, the location shall be subject to the approval (not to be unreasonably withheld) of CKI. Furthermore, CKI may require an additional showroom area within the bridge apparel area to be established in London; and, if the parties so agree, an additional showroom in Frankfurt or another city in Germany (if any) . Such showroom area (s) shall be used for the sole purpose of displaying, promoting and selling Licensed Products. All such separate area in the showrooms shall be subject to the standards of CKI, and shall be designed and maintained in conformity with the prestige associated with the Licensed Mark. The plans for each showroom, including décor, set-up and display (and material changes thereto), and for any renovations thereto shall be subject to the reasonable prior written approval of CKI, which approval shall not be unreasonably withheld or delayed; provided, however, that CKI shall have 10 business days after its receipt of such plans to approve or disapprove such plans or such longer period as is reasonable under the circumstances. Promptly after the execution of this Agreement and the bridge apparel agreement, CKI and the Licensee will mutually agree *** The Licensee may (i) display the Licensed Mark on showroom doors and office directories and (ii) display the Licensed Products for sale in other showroom spaces, subject to the prior written approval of CKI. The parties shall meet upon request to establish a budget for required or requested renovations to the showrooms.

1.6.2 In-Store Shops.    The Licensee will participate in in-store shop or fixturing programs, with the Licensee’s customers throughout the Territory, and will spend amounts on in-store décor, refurbishments and fixturing (including development costs of consultants for design and fixturing prototypes and on sales personnel or coordinators, sufficient to ensure and the appropriate as may be applicable to enhance the presentation of Licensed Products within its retail accounts, including appropriate stocking and merchandise mix, to be developed with and under the direction of CKI (and outside consultants where required by CKI for the prototype development). Appropriate budgets for such in-store shop programs shall be developed, reviewed and agreed upon by the parties. All such programs shall be designed in conformity with the prestige associated with the Licensed Mark, and plans for any such shop-in-shop areas shall be subject to the prior written approval of CKI. In-shop décor, refurbishing and fixturing are essential to the exploitation of the License Agreement; in addition to other expenses hereunder (and not considered either a qualified Co-op or Public Relations expenditure).

CONFIDENTIAL TREATMENT

1.6.3 Trade Shows.    The Licensee shall display the Licensed Products at a separate booth space at all tradeshows attended by the Licensee to promote Products. The design of such booth shall be developed in consultation with CKI’s visual design personnel, as provided in § 1.6.4.

1.6.4 Visual Design Personnel.    The Licensee shall consult with and utilize CKI’s visual design personnel in connection with the design, development and construction of showrooms, trade show booths, fixturing, signage and any in-store shops or in-store areas for the sale of Licensed Products within the stores of the Licensee’s customers, and shall provide all funds necessary in connection therewith (including, but not limited to, reasonable per diem rates for work performed by CKI’s visual display personnel based upon estimated amounts or anticipated expenditures, as provided or discussed and agreed upon in advance, or based upon agreed-upon-in-advance budgets), it being understood and agreed that the fabrication, manufacturing, production or construction of showrooms, trade show booths and fixtures may be performed by third parties. All such design, development and construction shall be subject to CKI’s ongoing approval. Licensee will arrange for the opening of shop-in-shops within department stores and specialty stores using appropriate fixtures and signage, and to maintain seasonal visual display and ‘‘set-ups’’ of Licensed Products, as approved by Licensor, and to fully stock such shop-in-shops with an appropriate merchandise mix of Licensed Products, all as approved by CKI, pursuant to and consistent with Licensee’s shop-in-shop development program. Such in-store development programs shall be financed in a manner comparable to and commensurate with those of CKI’s competitors as to Licensed Products. CKI may periodically inspect Licensee’s showrooms, shows at trade exhibitions, and such shop-in-shops . Any such inspection will be at CKI’s expense unless CKI determines as a result of such inspection that Licensee’s showrooms, trade exhibition shows or in-store shops or in-store areas have not been maintained in accordance with CKI’s specifications, in which case Licensee will at its expense promptly make any modifications to design, layout, decor, visual display or merchandise display formats as CKI may reasonably require and will bear the costs incurred in connection therewith, including any costs incurred by CKI in connection with follow-up inspections to determine the satisfactory completion of such modifications. The Licensee shall also promptly reimburse CKI for the reasonable costs and expenses of any CKI personnel, such as visual display, advertising and public relations (other than design), with respect to services performed by CKI under this § 1.6 or otherwise requested by the Licensee based upon estimated amounts or anticipated expenditures, as provided or discussed in advance, and based upon agreed-upon-in-advance budgets. In addition, the Licensee shall pay or reimburse CKI for reasonable out-of-pocket expenses incurred by CKI or its representatives, whether for travel or otherwise, including round-trip business-class airfare or first-class airfare if provided by CKI’s internal travel policies in effect from time to time, hotel accommodations and food and local transportation, in connection with this Agreement, such as travel to Italy to review or approve prototypes, based upon estimated amounts or anticipated expenditures, as provided and discussed in advance with Licensee, and based upon agreed-upon-in-advance budgets.

ARTICLE II. LICENSE PERIOD

2.1  License Period.    The license period shall commence effective 1 January 2006, with certain preliminary design and development being initiated prior to 1 January 2006 (‘‘preliminary period’’), with the Spring 2006 season being anticipated to be the first season for which Licensed Products will be offered for sale (and the parties may initiate preliminary design and other development in contemplation thereof in order to be able to offer for sale such Spring 2006 season,but if the time for development, presentation, production, marketing and showroom is deemed by the parties to be not sufficient to timely and appropriately launch such Collection, the initial season shall be Fall 2006 (or Pre-Fall 2006). The term shall end forty (40) years from the closing of the Transaction described and defined in the Heads of Agreement dated 29 September 2005 between, inter alia, CKI and Warnaco Inc., (not to be later than 31 December 2006) on 31 December 2046, unless sooner terminated as herein provided. The period commencing 1 January 2006 and ending on 31 December 2006, including the preliminary period, and each 12-month period commencing on 1 January thereafter during the License Period are each referred to herein as an ‘‘Annual Period.’’ Notwithstanding the foregoing, the Licensee shall not commence offering Licensed Products for the Spring 2006 season unless and until CKI determines in its good-faith judgement

CONFIDENTIAL TREATMENT

(including aesthetic and creative considerations) that all elements necessary for a successful launch, including, without limitation, product design, development and production, marketing strategy, advertising materials and placement, and if applicable, launch events, have been satisfied. The term of this agreement may sometimes be referred to as the ‘‘License Period’’ or ‘‘Term.’’

The ‘‘Minimum Net Sales Thresholds’’ for each Annual Period are as indicated below:

Annual Period	Year	Minimum Net Sales* Thresholds (Euros, millions)
1	2006	***
2	2007	***
3	2008	***
4	2009	***
5	2010	***
6	2011	***	***
7	2012	***	***
8	2013	***	***
9	2014	***	***
10	2015	***	***
11 through 20	2016 through 2025	***	***
21 through 30	2026 through 2035	***	***
31 through 41	2036 through 2046	***	***

* For purposes of calculating Net Sales for the MNST’s, ***

If Licensee fails to attain the minimum net sales thresholds (‘‘MNST’s’’) of Articles during any Annual Period, as set forth above (except as specifically indicated in the immediately following paragraph), ***

Notwithstanding the foregoing, if Licensee has *** Expiration or termination of the License shall not affect any obligation of the Licensee to make payments hereunder accruing prior to such expiration or termination.

ARTICLE III. SALES

3.1 Sales/Marketing and Production Plans.    Licensee shall deliver to CKI: ***

3.2 Deliberately Omitted.

3.3 Sales to CKI and its Employees.  The Licensee shall be obligated to sell Licensed Products to CKI, its Affiliates and its third-party store licensees, for sale and distribution by (i) CKI and its Affiliates through CKI Stores, via E-Commerce, or otherwise; or (ii) by its third-party store licensees, through the stores of such licensees. The Licensee acknowledges and agrees that such sales of Licensed Products shall be in quantities designated by CKI, its Affiliates, or reasonably required by its licensees, as the case may be, and shall be at the ***

ARTICLE IV. LICENSE FEES

4.1 Requirement of Fees.    All Licensed Products sold by the Licensee or its Affiliates (including those from which the Licensed Mark may have been removed, e.g., irregulars) require the payment of Fees by the Licensee to CKI as set forth in this Article IV, except as otherwise provided in § 4.1.1. ‘‘Affiliates’’ of any party means all individuals and business entities, whether corporations, limited liability companies, partnerships, joint ventures or otherwise, which now or hereafter control, or are controlled, directly or indirectly, by such party, or are under common control with such party.

CONFIDENTIAL TREATMENT

4.1.1 Percentage Fees.    In respect of each Annual Period or portion thereof during the License Period, the Licensee shall pay CKI Percentage Fees computed *** as follows:

Annual Period/Year	***	***
1 (2006)	***	***
2 (2007)	***	***
3 (2008)	***	***
4 (2009)	***	***
5 et seq (2010 et seq)	***	***

* The rates applicable to *** as defined herein shall be as noted, provided that in each such case such ***

For sales directly at ***, as noted in § 1.2.1 or § 1.2.3.

As noted in § 1.2.1 above, the Percentage Fee shall be ***

Percentage Fees shall be accounted for and payable ***

4.1.2 Gross and Net Sales.    ‘‘Gross Sales’’ means *** "Net Sales’’ means ***

4.1.3 Minimum Guaranteed Fees.    In respect of each Annual Period or portion thereof during the License Period, the Licensee shall pay to CKI the minimum fees listed below (the ‘‘Minimum Guaranteed Fees’’ or ‘‘MGF’s’’) ***

Annual Period/Year		Minimum Guaranteed Fee (MGF) (Euros)
1(2006)		***
2(2007)		***
3(2008)		***
4(2009)		***
5(2010)		***
6 through 10 (2011 through 2015)		***	***
11 through 15 (2016 through 2020)	***
16 through 20 (2021 through 2025)	***
21 through 25 (2026 through 2030)	***
26 through 30 (2031 through 2035)	***
31 through 35 (2036 through 2040)	***
36 through 40 (2041 through 2046)	***
***

4.1.4 Allocation of Minimum Guaranteed Fees and Percentage Fees.    For purposes of CKI internal allocation, *** of the Minimum Guaranteed Fees and *** of the Percentage Fees shall be

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allocated as a royalty for the use of the Licensed Mark and the remaining *** shall be allocated as ‘‘fees’’ for the design, including the reviews and approval procedures, and other overall services under or relating to the Agreement.

4.2 Statements.    Quarterly within each Annual Period 30 days in arrears, the Licensee shall deliver to CKI *** or in such simplified format as may be agreed to by the parties, signed by the ***, stating that the Licensee is in compliance with the terms and conditions hereof and setting forth for ***. Licensee will use all reasonable efforts to provide Licensor with *** Within 90 days of the end of each Annual Period, the Licensee shall also deliver to CKI a *** and in accordance with the provisions hereof. Receipt or acceptance by CKI of any statement furnished, or of any sums paid by the Licensee, shall not preclude CKI from questioning their correctness at any time; provided, however, that reports submitted by the Licensee, shall be binding and conclusive on the Licensee.

4.3 Books and Records.    The Licensee shall, at its sole cost and expense, maintain complete and accurate books and records (specifically including, without limitation, the originals or copies of documents supporting entries in the books of account or electronic records) covering all transactions arising out of or relating to this Agreement. Such books and records shall be maintained in accordance with international accounting principles generally accepted in Italy, and under the laws thereof (‘‘GAAP’’). CKI and its duly authorized representatives shall have the right, upon reasonable prior written notice from CKI and during normal business hours, once during each Annual Period and for three years after such Annual Period, to examine and copy said books and records and all other documents and materials in the possession of and under the control of the Licensee with respect to all transactions arising out of or relating to this Agreement (such audits are to be completed within 6 months of commencement, provided Licensee and its accountants promptly respond fully and completely to all inquires of CKI, including all books, records, back-up, answers to question and other reasonable requests, and afford CKI and its representatives entry and accommodations at all times during such period). Each Annual Period shall be subject to audit once (and when finalized as provided hereunder, not subject to additional audits under this Agreement (except CKI’s shareholders)). The exercise by CKI of any right to audit at any time or times or the acceptance by CKI of any statement or payment shall be without prejudice to any of CKI’s rights or remedies. (Nor will any acceptance of audit results affect or limit any rights of CKI as a shareholder.) The Licensed Products shall be assigned style numbers unique from any other products the Licensee may manufacture or sell. The style number assigned to each Licensed Product shall be identical to the style number utilized to identify the Licensed Product in all of the Licensee’s books and records. All documents evidencing the sale of Licensed Products shall state the style number of each such Product. The Licensee shall not use terms such as ‘‘assorted’’ or ‘‘irregular’’ without a style specification with respect to the Licensed Products. Once finalized and all disputes resolved, as provided hereunder and under § 4.4, results shall be binding on both parties under this Agreement.

4.4 Underpayments.    If, upon any examination of the Licensee’s books and records pursuant to § 4.3, CKI shall discover any Fee underpayment by the Licensee, the Licensee will make all payments required to be made to correct and eliminate such underpayment within 10 days of CKI’s demand together with interest thereon. In addition, if said examination reveals a Fee underpayment of *** or more for any Annual Period, the Licensee will reimburse CKI for the reasonable out-of-pocket cost of said examination within 10 days of CKI’s demand. In the event Licensee disagrees with any finding underlying CKI’s demands, it shall so notify CKI within 15 business days of demand, with reasons and specifics as to why. The parties will then promptly meet and fully co-operate on a continuing, best-efforts basis to present any ‘‘counter finding’’ or other back-ups and in good faith resolve the same before payment is due. Notwithstanding the foregoing, if such dispute remains unresolved within 90 days of Licensee’s receipt of CKI’s initial demand (unless extended by CKI) despite and provided CKI has used good faith best efforts to resolve within said time period, CKI’s last demand or final demand as may have been revised during such post audit meetings or discussions shall apply, and Licensee shall promptly remit such amounts (and interest).

4.5 Manner of Payment.    All payments required by the Licensee hereunder shall be made to CKI in US $ dollars via wire transfer specifying federal funds ***

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The Percentage Fees based upon Net Sales made in a currency other than US $ dollars (and certain other amounts provided for or contemplated under this Agreement), if applicable, shall be computed on the basis of the conversion rate of the currency in which the sale or other transaction occurred into US $ dollars in effect, as published in the Wall Street Journal, as of the close of business on the last business day of the relevant quarterly period during the Annual Period, and two (2) business days prior to the remittance due date (or where no remittance ‘‘due date’’ is applicable, the remittance date) for other applicable amounts. In the event that the Licensee is required to withhold certain amounts for payment to the appropriate governmental authorities, the Licensee will supply to CKI the official receipts evidencing payment therefore, promptly upon receipt (as noted in §4.8).

4.6 Interest on Late Payment.    In addition to any other remedy available to CKI, if any payment due under this Agreement is delayed for any reason, including, without limitation, as a result of any Fee underpayment, interest shall accrue and be payable, to the extent legally enforceable, on such unpaid principal amounts from and after the date on which the same became due, at the rate of ***

4.7 No Set-Off.    The obligation of the Licensee to pay Fees hereunder shall be absolute, notwithstanding any claim which the Licensee may assert against CKI. The Licensee shall not have the right to set-off, compensate or make any deduction from such Fee payments for any reason whatsoever.

4.8 Taxes.    The Licensee will bear all taxes, duties and other governmental charges in the Territory relating to or arising under this Agreement, including, without limitation, any state or federal income taxes on the Licensee (except withholding taxes on Fees due CKI and taxes on CKI’s income), any stamp or documentary taxes or duties, turnover, sales or use taxes, value added taxes, excise taxes, customs or exchange control duties or any other charges relating to or on any Fee payable by the Licensee to CKI. The Licensee shall obtain, at its own cost and expense, all licenses, Federal Reserve Bank, commercial bank or other bank approvals, and any other documentation necessary for the importation of materials and Products and the transmission of Fees and all other payments relevant to the Licensee’s performance under this Agreement. If any tax or withholding is imposed on Fees, that is, and to the extent it may become applicable, when or where payments of Minimum Guaranteed Fees and/or Percentage Fees are made directly to CKI from any jurisdiction outside the United States, the Licensee shall compute and pay on behalf of CKI all withholding taxes which any governmental authority in the Territory may impose on CKI with respect to the Fees paid by the Licensee to CKI. The amount of such taxes shall be appropriately deducted from payments, and immediately paid to such governmental authorities. Such amounts shall not be held in reserve by Licensee pending later due dates. The Licensee shall obtain and provide certified proof of the tax payment of the amount withheld, and promptly transmit it to CKI. In the event such taxes are not paid when due, all resulting penalties and interest shall be borne by the Licensee.

4.9 Financial Statements.    Licensee shall deliver to CKI,:

(i) within 180 days after the close of each of Licensee’s fiscal year’s during or concurrent with an Annual Period, copies of its annual financial reports (balance sheets, statements of income and cash flow) which may be unaudited (but if the Licensee otherwise prepares or is otherwise required to prepare, audited reports, it will so provide them to CKI) prepared in accordance with International GAAP, reported on by a recognized accounting firm together with English translation thereof; and

(ii) within 60 days after the close of each calendar quarter copies of its quarterly financial reports, which will be prepared on a basis consistent with the annual financial reports.

4.10 Financial Covenants.    Licensee (and its parent Warnaco Inc.) will ***

Licensee will immediately upon the occurrence of any default deliver a certificate by its Chief Financial Officer setting forth the details of any such default and action the Licensee is taking or proposed to take with respect thereto.

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ARTICLE V. ADVERTISING AND PROMOTION

5.1 Advertising.

5.1.1 Initial Support/Reimbursement.    Deliberately Omitted.

5.1.2 Advertising Obligation.    For each Annual Period, the Licensee shall remit to CKI an amount (the ‘‘Advertising Obligation’’ or ‘‘Minimum Advertising Expenditure,’’ a/k/a ‘‘MAE’’) equal to ***

Annual Period/Year	Minimum Advertising Expenditure (Euros)
1 (2006)	***
2 (2007)	***
3 (2008)	***
4 (2009)	***
5 et seq (2010 et seq)	***

The Licensee shall pay to CKI in respect of the Advertising Obligation for each Annual Period, no later than *** CKI shall use the Advertising Obligation, in its sole and absolute discretion, in connection with the advertising, marketing and promotion of the Licensed Mark and the Licensed Products. Although the final decision as to the advertising program’s form, content and placement must remain with CKI, CKI agrees to consider Licensee’s input and agrees that prior to the commencement of each campaign season, CKI and CRK will meet and listen to Licensee’s needs and overall strategy, and CKI and CRK will also review CRK’s concepts for the upcoming season with Licensee. (Although CRK will give reasonable consideration as to Licensee’s input, decisions will be in CKI’s sole discretion and based on CKI’s subjective aesthetic judgement and other considerations.) If there are material changes to what CKI, CRK and Licensee discussed at the beginning of the season by CKI, CRK will apprise Licensee of the same. ***

5.1.3 CRK Fee. As the advertising agency heretofore responsible for advertising campaigns relating to ‘‘CK/Calvin Klein’’ and Licensed Mark activities, CRK Advertising (‘‘CRK’’), a division of CKI, has developed certain expertise regarding the image of the Licensed Mark. *** Notwithstanding anything to the contrary in the foregoing, in no event shall CKI require the Licensee ***

5.1.4 Co-operative Advertising and Public Relations. *** All Co-operative Advertising shall be (i) in accordance with the parameters reasonably promulgated by CKI from time to time, including, without limitation, creative, as approved by CKI, as well as the Licensed Products presented in such Co-operative Advertising, and timing and applicable placement (the publication as well as the particular location within the publication) (sometimes referred to as a ‘‘media plan’’), and (ii) subject to CKI’s approval as provided in § 5.1.3. The Licensee shall be obligated to notify its accounts of these requirements and ensure their compliance with such requirements, including obtaining CKI’s approval prior to use. The Licensee shall provide CKI with***

For purposes of this Agreement ‘‘Co-operative Advertising’’ means advertisements by or in connection with retail accounts in local publications, such as newspapers and certain approved retail catalogs (for CK/Calvin Klein Bridge Stores), if any, which CKI may specifically approve in writing after viewing the same), and applicable ‘‘sharing’’ of expenses by such retail account with the Licensee, by way of advertising reimbursements, credits, charge-backs, or payments, only. Expenditures for ‘‘co-op’’ advertising not included within the definition hereunder or not in compliance with CKI’s parameters will not constitute a ‘‘qualified’’ expenditure for Co-operative Advertising hereunder.

‘‘Co-operative Advertising’’ does not include and shall not consist of advertisements in trade publications (except for certain prestigious fashion trade publications as may be approved by CKI in writing on a case-by-case basis) or any expenses or costs of (without limitation) packaging, fixturing, display materials, point-of-sale (‘‘POS’’) or point-of-purchase (‘‘POP’’) materials, or advertising or selling materials or

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‘‘tools’’ or seminars or training sessions, in-store merchandising contributions or sharing of expenses, or any other selling or merchandising expenses or events, or any promotional materials, events or activities, such as press kits, goody bags (gifts), or any consumer advertising.

Public Relations events, activities and efforts shall include editorial coverage in prestigious fashion magazines, launch events for press, editors, buyers, fashion shows or trunk shows (‘‘mini’’ fashion shows at key retail stores), and involvement with highly publicized events such as ‘‘concerts,’’ as may be reviewed with and approved by CKI. Any PR event or activity to be conducted or overseen by a 3rd party shall be conducted or overseen by CRK or a 3rd party approved by CRK (‘‘PR Agency of Record’’) at market rates.

The CRK Fee shall be applied on actual services and materials developed, produced or provided by CRK for such Co-op/PR Obligation-qualified expenditures hereunder.

5.2 "Usage". If the Licensee requests advertising support including, without limitation, the acquisition of rights to use images of models in jurisdictions within the Territory where rights have not been obtained or for uses for which authorization has not been granted, the Licensee shall pay over to CKI the reasonable incremental costs associated with such advertising support. Such amounts shall be credited to the MAE, but may be credited over a number of Annual Periods not limited to the Annual Period in which the expense occurs.

5.3 Approval of Materials, Activities.    The use and release of any and all promotional material (printed or otherwise) relating to the Licensed Products or the Licensee’s activities pursuant to this Agreement in the nature of press releases, interviews or other similar public relations events, and any other corporate release, data or information which will or is likely to become public and, if so, could affect such image, will be prepared or conducted in consultation with, and subject to the prior approval of (or approval subject to reasonable CKI-required modifications of), CKI’s public relations department (to be provided or responded to promptly (as per § 6.5) and not to be unreasonably delayed). After any such approval, the Licensee will not modify the approved material or activity in any material respect unless such modification is specifically approved by CKI’s public relations department. Any advertising marketing or promotional or public relations activity, event or effort shall be reviewed with and approved by CKI in advance (not to be unreasonably delayed). All materials bearing the Licensed Mark, including, without limitation, all advertising, promotional materials, packaging and collateral (e.g., POP or POS materials) shall be subject to CKI’s approval (not to be unreasonably delayed), and developed by CKI or pursuant to CKI’s direction.

5.4 Samples. The Licensee shall provide to CKI, *** in the promotion of Licensed Products, including advertising shoots, public relations promotions, editorial promotions, press coverage and celebrity use, including where needed in advance of regular production cycles (e.g., fashion shows, merchandising displays within showrooms, advertising shoots). Licensed Products which constitute celebrity, editorial and/or public relations ‘‘samples’’ which are gifted to recipient without cost, by Licensee *** Included in such ‘‘Promo Articles’’ shall be a reasonable number of Licensed Products to be provided to CKI (CRK) for its use for particular celebrity ‘‘individuals’’ and press or editorial recipients, as requested and/or specified by CKI, ***

If and to the extent tax forms evidencing the value of any such gift items to celebrity ‘‘individuals’’ for purposes of income tax requirements under any governmental authority are or become required, Licensee shall provide the same as soon as such practice could be reasonably implemented.

ARTICLE VI. QUALITY AND STANDARDS

6.1 Distinctiveness and Quality of the Licensed Mark.    The Licensee shall maintain the distinctiveness of the Licensed Mark and the image and high quality of the goods and merchandise bearing the Licensed Mark presently manufactured and sold by CKI and its other licensees, and the prestigious marketing of same as presently maintained by CKI and its other licensees. The Licensee agrees that all Licensed Products manufactured or sold by it will be of high quality as to workmanship, fit, design and

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materials, and shall be at least equal in quality, workmanship, fit, design and material to the samples of Licensed Products submitted by the Licensee and approved by CKI pursuant to § 6.2.6. All manufacturing and production shall be of a quality in keeping with the prestige of the Licensed Mark. In addition, the Licensee agrees that it will only use the Licensed Mark in the form thereof then approved by CKI, and that all Licensed Products shall bear the Licensed Mark in such approved form. CKI shall give the Licensee reasonable prior notice of any change in the form of the Licensed Mark and shall permit the Licensee to use a superceded form of the Licensed Mark for up to 6 months in order to enable the Licensee to sell inventory, complete and sell work-in-process, and to deplete inventories of labels, tags, packaging, and other materials bearing the Licensed Mark. In the event CKI elects to change the form of the Licensed Mark, the Licensee’s obligations in respect to the image and high quality of the goods and merchandise bearing the Licensed Mark, and the prestigious marketing of same as required by this § 6.1, shall be consistent with the actions of CKI and its other licensees in respect to Licensed Products bearing such new form of the Licensed Mark. However, on reasonable advance request (within 20 days prior to the end of the 6-months period) if Licensee provides CKI with its inventory of Licensed Products and other materials utilizing the old form, with anticipated outside ‘‘depletion’’ dates for the materials, CKI may provide additional time for such depletion. However, all Licensed Products to be shipped from and after the 6-months period (except for Close-outs or Seconds from prior seasons) will carry new labels, regardless of excess label stock.

6.1.1 Consistency with Other Products.    The Licensed Products hereunder are among a range of lines of men’s, women’s, boys’ and girls’ apparel and accessories products which are produced and/or sold by CKI, its licensees and other duly authorized parties under the Licensed Mark and other related trademarks. In order to provide for consistency in scope, and to prevent confusion in the market, the Licensee agrees to use commercially reasonable efforts to ensure that it will only use the Licensed Mark in the form thereof then approved by CKI and that the placement of items constituting Licensed Products in the market will be consistent with other merchandise bearing the Licensed Mark and be distinguishable from the placement of product lines bearing other trademarks.

6.2 Design.

6.2.1 Time and Action Calendar.    The Licensee shall prepare, for the Licensed Products, and at least 60 days prior to the commencement of each Annual Period, shall deliver to CKI for its approval (reasonably exercised within the standard design policy and procedures of CKI and timing, development and production and placement schedules), a proposed time and action calendar (‘‘Time and Action Calendar’’) for the Collections to be developed during such Annual Period; provided; however, that the Time and Action Calendar for the first Annual Period shall be delivered for approval no later than the date of execution hereof. The substance and format of each Time and Action Calendar shall be as approved by CKI from time to time. In accordance with each Time and Action Calendar, and at least 60 days before the development stage of any Collection, the Licensee will provide a merchandising plan setting forth for each Product category the number of styles, estimated unit production, in-store delivery dates, target manufacturer’s suggested retail price, target market segment and, where applicable, historical sales statistics for CKI’s review and approval.

6.2.2 Themes.    The Licensee shall maintain during the License Period a design staff capable of timely developing seasonal collections of Licensed Products pursuant to the Time and Action Calendars, in order to exploit the License and to maintain the prestige and reputation of the Licensed Mark, as required hereunder. The Licensee’s design team shall have meetings with CKI’s-designated creative or design person or persons, the purpose of which will be to discuss and establish agreed-upon themes that will be covered for the season (such agreed upon themes hereafter referred to as the ‘‘Agreed Upon Season’s Themes’’).

6.2.3 Design Concepts.    Based on the Agreed Upon Season’s Themes, the Licensee shall create, develop and present for CKI’s review and approval, a program in a tangible illustrative format of design themes and concepts (‘‘Design Concepts’’) with respect to the proposed designs for the applicable Collection, together with relevant trims, samples of fabrics and other components. The Licensee shall

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present the Design Concepts to CKI in a ‘‘Design Concepts Presentation Meeting’’, the purpose of which is to provide CKI with a clear and concrete understanding of the themes, fabrications, styles, attitude and direction of such Collection through the use of either design boards, sketches and/or ‘‘rigs’’ as well as samples of trim, fabrics and other components in each of the Licensee’s suggested colors and qualities, also swatches, yarns and illustrations sufficient to give CKI a clear understanding of the particular Products and components the Licensee wishes to develop based upon approved Design Concepts. CKI shall, within 10 business days from presentation of the Design Concepts identified at the Design Concepts Presentation Meetings approve or disapprove and/or provide suggestions, modifications or recommendations, as determined by CKI in its sole and absolute discretion. Any Design Concept which is not rejected or required to be modified within such 10 business day period shall be deemed approved. Any Design Concept or component thereof presented, initiated or submitted by CKI to Licensee to be included in the applicable Collection shall be included in the Approved Design Concepts except as otherwise may be agreed by CKI. All approved and deemed approved Design Concepts are referred to herein as the ‘‘Approved Design Concepts.’’ The Licensee shall provide CKI with a photographic record, duplicate ‘‘boards’’ or such other comparable method acceptable to CKI, of the Approved Design Concepts so that CKI has a means to verify compliance with the Approved Design Concepts at subsequent stages of the approval process, within 10 business days after approval of the Approved Design Concepts. The Licensee shall have 10 business days to resubmit for CKI’s approval any Design Concept to which CKI directed modifications to be made. If any resubmitted Design Concept, as changed, does not strictly conform to CKI’s request for changes, and such strict conformity cannot be obtained after one resubmission, such Design Concept shall not become an Approved Design Concept. No Licensed Products (including samples) shall be distributed and/or sold by the Licensee unless such Licensed Products are in substantial conformity with Approved Design Concepts. Approved Design Concepts shall only be deemed approved for the specific Collection for which they have been submitted and approved, unless CKI agrees otherwise in writing.

6.2.4 Certain Other Approvals.    The Licensee shall provide and present to CKI proposed styles, designs, fabrications (fabric, leather or other materials, swatches in reasonably sufficient size to determine ‘‘hand’’ as well as color, content and other matters, trim, samples, labels (quality), artwork, if requested by CKI (e.g., layouts and relevant technical information for graphic motifs, patterns (such as florals, stripes, checks))) and other materials in quantities and sufficient variety to enable CKI to review and approve (including to require modifications to or changes in), on a timely basis, sufficiently in advance of the market and production timing.

6.2.5 CKI Designs.    CKI may provide the Licensee with creative concepts and fashion direction as to each Collection, including recommendations as to color, material, design and styling of Products and such additional design assistance including sketches, samples, suggestions or other information or data as CKI determines in its sole discretion. For each Collection, the Licensee shall utilize substantially all of the designs, fabrics, trim or other material submitted or approved by CKI and shall produce on a timely basis pre-production prototypes for CKI’s review and approval.

6.2.6 Prototypes.    Prior to showing each season’s Collection to the trade or commencing production of the Products for such Collection in accordance with the Time and Action Calendars, the Licensee shall produce pre-production prototypes (both initial (first) and second prototypes, where required by CKI) of each Product in the approved fabrications, or, if applicable, in those fabrications specifically requested by CKI (or, if CKI so permits on a season-by-season, case-by-case basis, pre-production prototypes of each ‘‘body’’ or style of Product in representative fabrications or those fabrications specifically requested by CKI), along with swatches and samples of sufficient size in order to determine hand and/or other aspects related to the Products that the Licensee proposes to include in such Collection, for CKI’s approval. No previously approved Licensed Products shall be included in a subsequent Collection unless and only if presented for inclusion and approved by CKI for such subsequent Collection. CKI shall have the right to approve or disapprove of any or all aspects of each prototype and to require modifications to meet its requirements for approval. Notwithstanding such requirements or approvals, all responsibility (and liability) for the merchantability, fit and technical

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requirements of such Licensed Products is and will belong to Licensee. If CKI disapproves any proposed carryover of a ‘‘core’’ item (i.e., part of the Collection for at least four prior seasons, if any), then the Licensee will discontinue such product within three months to enable the Licensee to fulfill outstanding orders. (Prototypes which have been approved by CKI, or those subject to changes being made by the Licensee, upon resubmission of corrected prototypes and subsequent approval by CKI, shall hereinafter be referred to as ‘‘Approved Prototypes.’’). The Licensee shall provide CKI with a photographic record of all Approved Prototypes for each Collection, and also, the Licensee shall promptly provide CKI, with a record of the use (i.e., the factory location in which each prototype will be used to produce the specific Licensed Products) of the Approved Prototypes, which shall include notification (i.e., e-mail, fax, modified purchase order to factory producing the particular item of Licensed Product) and evidence (e.g., in the form of duplicate or modified prototype) of any changes required by CKI. CKI may request that prototypes be developed in a standard size or to provide CKI with a variety of sizes and styles, covering the spectrum, to assure itself of ‘‘fit’’ and sizing.

6.2.7 Final Approval and Sales.    The final composition of each Collection shall be determined and agreed upon by the Licensee and CKI, and is subject to the approval of CKI, upon presentation and edit of the sample line produced from Approved Prototypes for technical quality and final editing purposes. Thereafter, the Licensee shall timely sell, market, produce and ship such Collection based on the Approved Prototypes.

6.3 Manufacture of Licensed Products by Third Parties.    All contractors wherever located which the Licensee desires to use in connection with the manufacture of Licensed Products are subject to the prior written approval of CKI, which consent shall not be unreasonably withheld or delayed; provided, however, that CKI shall have 10 business days after its receipt of a written request from the Licensee to use a manufacturer or such longer period as is reasonable under the circumstances to approve or disapprove such manufacturer. In order to maintain CKI’s high standard of quality control and to insure that appropriate measures are taken against counterfeiting, the Licensee shall provide CKI with the following information: (i) name and address of each proposed manufacturer; (ii) type of Licensed Products to be manufactured; (iii) quantity of Licensed Products to be manufactured; and (iv) any other relevant information. The Licensee shall obtain the signature of an authorized representative from each approved third-party manufacturer used by the Licensee on an agreement (a ‘‘Third-Party Manufacturing Agreement’’), substantially in the form of Exhibit D. The Licensee shall not knowingly enter into a Third-Party Manufacturing Agreement with any third party that has materially breached a similar agreement with CKI or its Affiliates or any licensee of CKI or its Affiliates. The Licensee acknowledges that it shall remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of such contracting or assembly arrangements.

6.4 Non-Conforming Products.    In the event that any Licensed Products are, in the judgement (which shall include subjective aesthetic considerations and standards) of CKI, not being manufactured, distributed or sold with first quality workmanship or in strict adherence to the prototypes approved by CKI, CKI shall notify the Licensee thereof in writing, and the Licensee shall promptly initiate corrections or changes to production of such Licensed Product to conform thereto. Where non-conformity is material, substantial or may adversely affect the reputation or prestige or value of the Licensed Mark or CKI’s business operations, CKI may require that no further sale or shipment of such Licensed Mark be made until such corrections are made. If Licensed Products as changed do not strictly conform after CKI’s request and such strict conformity cannot be obtained after one resubmission, such Licensed Products (the ‘‘Non-Conforming Products’’) shall be disposed of in a way which shall not reduce the value of the Licensed Mark or detract from its reputation, which may include, without limitation, the destruction of the Non-Conforming Products, the donation of such Non-Conforming Products to eleemosynary institutions, the sale of such Non-Conforming Products in a private sale, with proceeds to be given to charity, or the removal of Labels and other identification prior to sale, or other method reasonably approved by CKI. As noted, CKI may require the Licensee to cease further shipment and sale of such Licensed Products, to recall any Licensed Products that are not consistent with approved quality

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standards and the approved prototypes and/or to purchase at the Licensee’s expense any such Licensed Products found in the marketplace. ***

6.5 Approvals.    All approvals by CKI required under this Agreement must be obtained in advance of use of the item subject to approval, which approval must be in writing from CKI to the Licensee. Except as otherwise expressly provided hereunder, a submission for approval shall be deemed approved unless CKI delivers a notice of disapproval within 10 business days after its receipt of a written request for approval (together with the submission as well as all information, details and specifications reasonably necessary to review, determine and provide an approval). All matters requiring approval of CKI shall be granted or withheld in the sole and absolute good-faith discretion of CKI and may be based solely on CKI’s subjective aesthetic standards. CKI shall provide an explanation for disapprovals, unless such disapproval reflects an issue of taste or subjective judgement. CKI has no obligation to approve, review or consider any item which does not strictly comply with the required submission procedures. Approval by CKI shall not be construed as a determination that the approved matter complies with all applicable regulations and laws. No disapproved item shall be manufactured, sold, used, distributed or advertised by the Licensee under the Licensed Mark. The Licensee may revise any disapproved item and resubmit it. The Licensee must strictly comply with all of CKI’s decisions. CKI may amend the approval forms as appropriate. Otherwise, the parties may mutually agree to amend the approval forms as they deem appropriate. In the event that it is reasonably necessary for CKI to do on-site approvals, the Licensee shall pay any and all reasonable expenses and airfare incurred by CKI with respect to such on-site approvals. CKI to provide Licensee with advance notice as to any such trips or anticipated on-site approval situations to reasonably co-ordinate with Licensee.

6.6 Marketing, Labeling, Packaging, Promotions, Business Materials.    All packaging, labeling, including within the Licensed Product (‘‘Labels’’) must be approved by CKI. The use of any Label that has not been approved is expressly prohibited. CKI reserves the right to require the Licensee to purchase Labels to be used on the Licensed Products only from sources designated by CKI, provided that such sources provide the Labels to the Licensee in a reasonably competitive manner as to price and delivery schedules. All Licensed Products manufactured, distributed or sold by, or on behalf of, the Licensee shall be marked, labeled, packaged, advertised, distributed and sold in accordance with this Agreement. At the request of CKI, the Licensee shall cause to be placed on (or attached to) all Licensed Products (by way of labels, tags or inserts, and/or packaging) an appropriate notice designating CKI as the ‘‘licensor’’ of the Licensed Mark, and/or CKTT as the owner of the Licensed Mark. The manner of presentation of such notice shall be determined by CKI. Any and all proposed advertising, promotional, business (including stationary, business cards, invoices) or marketing or publicity material (including issuing press releases, interviews or other public relations media), any POS, POP or other promotional material and any other printed material or other form of communications to be used in connection with the marketing, promotion, sale or distribution of the Licensed Mark must be approved by CKI (as to content, form and specific use, including timing and duration of use) prior to use by Licensee, as noted in the 2nd sentence of § 6.5 above, as to 10 business days, submission and information. If CKI should disapprove any sample tag, label, package or the like, or any advertising, promotional, merchandising, marketing or publicity material, activity or event or the proposed placement or use thereof or any other printed matter, event or activity, Licensee will not use or permit the use of the same in any manner, whether or not in connection with Licensed Products or the Licensed Mark.

6.7 Inspection of Facilities.    CKI and its duly authorized representatives shall have the right, during normal business hours and upon reasonable notice, to inspect all facilities utilized by the Licensee (and its contractors and suppliers to the extent the Licensee may do so) in connection with the manufacture, sale, storage or distribution of Licensed Products, and to examine the Licensed Products in the process of manufacture.

6.8 Samples and Artwork.    CKI may make available to the Licensee certain samples, designs, colors, fabric samples, tags, labels, packaging, catalogues and artwork available to CKI, and the cost of providing such materials shall be borne by the Licensee at prices equal to CKI’s cost (A) as may be requested by Licensee or (B), in the case of ‘‘multi-regional’’ items which CKI requires to be utilized

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amongst its multiple licensees for Licensed Products, not to exceed $25,000 per annum without the Licensee’s prior consent. The payment for these already ‘‘developed’’ materials are separate and apart from the payment of any CRK fee for the development of such samples, designs, colors, fabric samples, tags, labels, packaging, catalogues and artwork directly for Licensee for each Collection of Articles which shall also be borne by Licensee. All right, title and interest in and to samples, sketches, designs, and other materials furnished to the Licensee or submitted by CKI in connection with the Licensed Products, including any modifications or improvements thereof which may be created by CKI, shall remain the sole property of CKI as between the Licensee and CKI, and are ‘‘licensed’’ hereunder solely and exclusively for use in connection with the manufacture, sale, distribution and promotion of Licensed Products in the Territory, otherwise subject to the terms and conditions of this License Agreement.

6.9 Know-how.    The Licensee shall have the right to request visits to CKI’s offices or showrooms to meet with its personnel, in order to obtain additional know-how and assistance, all as and only as CKI deems appropriate. The scheduling of such visits shall be at times mutually convenient to the parties hereto. In connection with such visits, the Licensee shall bear all expenses of the Licensee’s representatives.

6.10 Meetings.    CKI may from time to time hold meetings of CKI’s licensees. The Licensee shall, upon receipt of reasonable notice, attend such meetings at its own expense but shall not be required to attend more than two such meetings per year.

6.11 Design Direction.    The designs of the Licensed Products shall at all times be consistent with CKI’s design aesthetic for the Licensed Mark. CKI may submit samples to the Licensee of or for products it deems to be core to the image of the overall ‘‘CALVIN KLEIN’’ trademark and/or product lines, and the Licensee shall develop Licensed Products based thereon and shall use commercially reasonable efforts to market same.

6.12 Design Rights.    The Licensee acknowledges and agrees that CKI owns or shall own all design rights, regardless of whether such designs were created by CKI or by or on behalf of the Licensee, except with respect to Excluded Designs. The Licensee agrees to make, procure and execute all assignments necessary to vest ownership of design rights in CKI. The Licensee shall not do or allow to be done anything which may adversely affect any of CKI’s design rights. All designs used by the Licensee for the Licensed Products, except with respect to Excluded Designs, shall be used exclusively for the Licensed Products and may not be used under any other mark, whether during the License Period or any time thereafter, without the prior written consent of CKI. The Licensee shall disclose and freely make available to CKI any and all developments or improvements it may make relating to the Licensed Products and to their manufacture, promotion and sales, including, without limitation, developments and improvements in any machine, process or product design, that may be disclosed or suggested by CKI or regarding any patent or trademark which the Licensee is entitled to utilize. ‘‘Excluded Design’’ means a design (i) submitted by the Licensee and not approved by CKI; (ii) not distinguishable from similar generic products generally available in the marketplace; or (iii) not distinguishable from a product which has previously appeared in the Licensee’s product line and the Licensee advised CKI of such condition at the time of submission. In the event of clause (i) or (iii) above, the Licensee shall retain title to such designs but shall permit CKI to use such designs during the Term of this License Agreement. CKI may use and permit others to use said designs and other materials in any manner it desires, provided that such use does not conflict with any rights granted the Licensee hereunder or belonging to Licensee. The Licensee specifically acknowledges that such designs and other materials may be used by CKI and its Affiliates and other licensees of CKI and its Affiliates on Licensed Products in jurisdictions outside the Territory and on products other than Licensed Products anywhere in the world, subject to the limitations described herein. Notwithstanding the foregoing, CKI shall not acquire any ownership interests in any patents, trademarks or copyright rights owned or commissioned by Licensee and utilized for multiple or other than Licensed Products, but utilized as well in connection with the Licensed Products.

6.13 Shops, Stores, Retail Outlets.    Subject to § 6.14, the Licensed Products sold by the Licensee may be *** Nothing herein shall be deemed to ***

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6.14 Disposal of Seconds and Close-Outs.    Seconds and Close-Outs sold by the Licensee may be sold only to Approved Accounts and Approved Seconds and Close-Outs Accounts, including those customers identified on Schedule 6.14. Whenever the Licensee shall wish to sell Seconds and Close-Outs to customers not previously approved by CKI, the Licensee shall submit to CKI a written list of the proposed customers for Seconds and Close-Outs for CKI’s prior written approval. The proposed customers approved from such list, together with the customers listed on Schedule 6.14, are referred to as the ‘‘Approved Seconds and Close-Outs Accounts.’’ Notwithstanding CKI’s approval of any customer, CKI may at any time subject sales to any such customer, including, without limitation, any such customer listed on Schedule 6.14, to any conditions or limitations CKI considers appropriate; provided, however, that in order to be effective, any such conditions or limitations must be set forth in a writing provided to the Licensee. Nothing herein shall be deemed to prohibit CKI from withdrawing its approval of any Approved Seconds and Close-Outs Account for ‘‘good’’ bona fide reasons, including, without limitation, any such Approved Seconds and Close-Outs Account listed on Schedule 6.14, upon written notice to the Licensee (at which time, such customer shall cease to be an Approved Seconds and Close-Outs Account for purposes of this Agreement); provided, however, that the Licensee may fulfill any firm orders entered into prior to the Licensee’s receipt of CKI’s withdrawal of approval.

6.14.1 Seconds.    The Licensee shall only sell Licensed Products which are damaged, imperfect, non-first quality or defective goods (‘‘Seconds’’) in a way which shall not *** Notwithstanding anything to the contrary, ***

6.14.2 Close-Outs. ***

6.15 Standards of Conduct .

6.15.1 Standards. The Licensee acknowledges that CKI is a wholly owned subsidiary of Phillips-Van Heusen Corporation (‘‘PVH’’). The Licensee acknowledges that it has received copies of, read and understands PVH’s publication ‘‘A Shared Commitment — Requirements for Suppliers, Contractors, Business Partners’’ and PVH’s ‘‘Statement of Corporate Responsibility.’’ The Licensee shall conduct its business in compliance with the moral, ethical and legal standards set forth in such publications, as the same may from time to time be revised by PVH upon reasonable notice to the Licensee (the ‘‘Standards’’) and shall cause all manufacturers, contractors and suppliers which manufacture Licensed Products or from whom the Licensee obtains Licensed Products or materials for the manufacture of Licensed Products to abide by the Standards.

6.15.2 Audit Requirement.    For each facility utilized by Licensee for the manufacturing of the Licensed Products (whether directly produced or produced by or through a contractor, subcontractor or supplier) the Licensee will arrange to have the facility audited for compliance with the Standards unless PVH notifies the Licensee in writing that it already has a current audit with respect to such facility that evidences compliance with the Standards. Audits on each facility used must thereafter be conducted no less often than annually. Each audit shall be conducted by a suitable auditor (whether internal or external) designated by the Licensee, subject to Licensor’s and PVH’s approval. Disapproval by Licensor and PVH may only be for grounded reasons. Each audit shall be conducted using the evaluation form attached hereto as Exhibit E or a substantively similar form approved by PVH. The Licensee shall identify to PVH in writing each facility in which Licensed Product (or part thereof) are produced or which is to be re-audited and PVH shall notify the Licensee within 30 days of PVH’s receipt of such notice if PVH has currently approved the facility for production and when re-audit is required. If a facility is currently approved for production, the Licensee shall have no obligation to arrange for a current audit of the facility. If a facility is denied approval by PVH as of such date, Licensee will not place any new orders in such facility and will only use the facility to fulfill currently existing, non-cancelable orders. Licensee will stop producing in such facility starting from the immediately subsequent season. All audits shall be conducted at the Licensee’s sole expense. All support to be given by PVH will be at PVH’s expense.

Notwithstanding anything to the contrary contained in this §6.15.2, ***

6.15.3 Approval.    A comprehensive audit report prepared by the auditor shall be provided to PVH, attention the director of PVH’s Human Rights Program Department, promptly upon its

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completion. PVH shall have 30 days from its receipt of an audit report to notify the Licensee: a) of its approval of the audited facility either (i) fully without remarks; or (ii) with request to re-audit within a certain period (‘‘Red Flag’’); or b) of its disapproval of the facility that is the subject thereof in which case Licensee may fulfill any firm orders entered into prior to the Licensee’s receipt of PVH’s disapproval and cease to utilize such disapproved facility from the subsequent season. If PVH does not give notice to the Licensee within such 30-day period, the facility shall be deemed approved by PVH. PVH shall set forth in its notice of disapproval its reason(s) for disapproval in reasonable detail.

6.15.4 Use of Facility.    Unless and until the Licensee delivers to PVH an audit report for a facility that evidences compliance with the Standards and PVH approves such facility, the facility shall not be used for the production of Licensed Products. If the Licensee uses a facility that has not been approved in accordance herewith, fails timely to cause an approved auditor to submit to PVH an audit report evidencing continued compliance with the Standards when a re-audit of a facility is required in accordance with the terms hereof or if the Licensee or any of its manufacturers, contractors or suppliers with respect to Licensed Products shall, in PVH’s sole determination, fail to abide by the Standards, CKI’s sole remedy with respect to such breach of this § 6.15.4, to the extent that CKI is not otherwise damaged as a result of such breach, shall be to terminate the License and all of the other rights granted to the Licensee under this Agreement, as provided in § 8.3 below. Nothing in this § 6.15.4 shall be deemed to confer third-party beneficiary rights upon any person, corporation, partnership or other entity.

6.16 Personnel.    Licensee shall perform its obligations hereunder through a separate sub− division of the Licensee exclusively dedicated, and the employees of which shall be dedicated to the performance of the Licensee’s obligations hereunder; provided, however, that financial, logistics and other back-office support need not be exclusive, except with respect to operations of other licenses with CKI. Licensee shall employ, on an exclusively devoted basis (to operations hereunder and to operations under the CKI Jeans License and CKI Jeans and ‘‘bridge’’ Accessories Licenses), a ‘‘President’’ who is subject to the initial reasonable approval of CKI, as is any successor thereto, as well as other personnel as may be needed to successfully exploit the business. Managing Directors may be substantially devoted to the operations hereunder as well as to other Fingen S.p.A. and affiliated entities, business and operations. Such personnel would include sales, merchandising, technical, product development and other production, visual display, quality control and retail development personnel. CKI may, on an ongoing basis, advise Licensee of any problems or difficulties, if any, it may be experiencing, and Licensee will use all reasonable efforts to address any such concerns to CKI’s reasonable satisfaction.

ARTICLE VII. THE LICENSED MARK

7.1 Rights to the Licensed Mark.

7.1.1 Ownership of Licensed Mark.    The Licensee acknowledges that the Calvin Klein Trademark Trust (‘‘CKTT’’) is the owner, and CKI is the beneficial owner, of all right, title and interest in and to the Licensed Mark, and to any variant, modification or embodiment thereof, for Products in the Territory; and that CKTT and CKI also own the goodwill related to such marks and to the business and goods in relation to which such marks have been or will be used. The Licensee will not at any time directly or indirectly do or suffer to be done any act or thing that might in any way adversely affect any rights of CKTT or CKI in and to any of such marks, any registrations thereof or any applications for registration thereof, or which might reduce the value thereof or detract from their reputation, image or prestige of that of CKTT, CKI or Mr. Calvin Klein. Sales by the Licensee shall be deemed to have been made by CKTT for purposes of trademark registration and all uses of the Licensed Mark by the Licensee and any and all goodwill generated by use of the Licensed Mark shall inure to the benefit of CKI and CKTT.

7.1.2 No Adverse Actions.    The Licensee shall not, at any time, do, or otherwise suffer to be done, any act or thing which may at any time, in any way, adversely affect any rights of CKI or CKTT in and to the Licensed Mark or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Mark or detract from its reputation. The Licensee shall not file or prosecute a trademark or service mark application or applications to register the Licensed Mark or any trademark,

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name or other mark confusingly similar thereto in respect of the Licensed Products or any other goods or services in the Territory or elsewhere. The Licensee shall not, during the term of the License Period or thereafter, (i) contest CKTT’s or CKI’s title, right, ownership or other interest in or to the Licensed Mark in any jurisdiction or attack the validity of the License or the Licensed Mark or (ii) contest the fact that the Licensee’s rights under this Agreement (a) are solely those of a manufacturer, licensee and, if appropriate, distributor; and (b) subject to the provisions of § 8.5, cease upon termination of the License Period.

7.1.3 Registrations.    The Licensee acknowledges and agrees that CKTT, as the sole and exclusive owner of the Licensed Mark, has the exclusive right to apply for registrations and to extend appropriate registrations of the Licensed Mark for all categories of goods, including, without limitation, the Products. CKI, on behalf of CKTT, shall maintain at its expense and as determined by CKI consistent with its past practice the registrations for the currently existing Licensed Mark in the Territory with respect to Products. The Licensee agrees to cooperate with CKTT and/or CKI in the preparation, filing and prosecution of applications for registration, or extensions of existing registrations, or other documentation relative to the Licensed Mark. CKI represents that CKTT has applications and registrations for the ‘‘CK/CALVIN KLEIN’’ mark for products in International Class 18 (leather accessories) in a number of jurisdictions in the Territory, as per schedule to be attached.

7.1.4 Survival.    The provisions of this § 7.1 shall survive the termination of the License Period and this Agreement.

7.2 Protecting the Licensed Mark.    The Licensee shall cooperate fully and in good faith with CKI and CKTT for the purpose of securing, preserving and protecting CKTT’s and CKI’s rights in and to the Licensed Mark and any secondary trademark that the Licensee may develop and use with the approval of CKI. Any such secondary mark will be owned by CKTT. At the request of CKI, the Licensee shall execute and deliver to CKI any and all documents and do all other acts and things which CKI and/or CKTT deems necessary or appropriate to make fully effective or to implement the provisions of this Agreement relating to the ownership or registration of the Licensed Mark, including, without limitation, information regarding use and supporting documentation therefore, as well as labels, hang tags, packaging, and other appropriate specimens evidencing use of the Licensed Mark in each country in the Territory.

7.3 Use of the Licensed Mark.

7.3.1 Compliance with Legal Requirements.    The Licensee will use the Licensed Mark in the Territory strictly in compliance with the legal requirements therein. The Licensee shall duly display all other notices with respect to the Licensed Mark, on the Licensed Products and otherwise, as are or may be required by the trademark laws and regulations applicable within the Territory. Upon expiration or termination of the License for any reason whatsoever, the Licensee will execute and deliver to CKI any and all documents required by CKI.

7.3.2 Use with Other Name.    The Licensee shall not (a) co-join any name or names with the Licensed Mark, (b) use the name ‘‘Calvin Klein’’ or ‘‘CK’’ or ‘‘CK/Calvin Klein’’ or any portion or derivative thereof in its corporate name except as previously approved or subsequently approved by CKI in writing, or (c) use any other name, or names in connection with the Licensed Mark, in any advertising, promotion, publicity, labeling, packaging or other printed matter of any kind in connection with the distribution or sale of Licensed Products except as may be approved in writing by CKI. Any use of the Licensee’s corporate name or that of its Affiliates in connection with the Licensed Mark will be subject to the approval of CKI. If CKI approves any use of the Licensed Mark in connection with the Licensee’s corporate name, the Licensee will clearly indicate that the Licensee is using the Licensed Mark pursuant to a license from CKI as may be required by CKI. The Licensee will use such trade name to designate the operations under this Agreement as is approved by CKI, and will file a fictitious name certificate (‘‘d/b/a’’) or use of ‘‘trade name’’ certificate or notice, as is generally used or required in the various jurisdictions in the Territory to reflect such use, as is reasonably approved by CKI).

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7.3.3 Execution of Documents.    At CKI’s request, the Licensee will execute any and all documents (including registered user agreements) and take any actions required by CKI to confirm CKTT’s ownership or CKI’s beneficial ownership of the marks referred to in §7.1.1 and the respective rights of CKTT, CKI and the Licensee pursuant to this Agreement.

7.4 Ownership of Copyright. Except as specifically provided herein, any copyright which may be created in any sketch, design, print, Label or the like designed or approved or used with the Licensed Mark by the Licensee will be the property of CKI. The Licensee shall not, at any time, do, or otherwise suffer to be done, any act or thing which may adversely affect any rights that CKI may have in such sketches, designs, prints, Labels and the like and will, at CKI’s request, do all things reasonably required by CKI to preserve and protect said rights.

7.5 Infringements, Counterfeits and Parallel Imports.

7.5.1 Infringements.    In the event that Licensee learns of any infringement or imitation of the Licensed Mark with respect to Products (other than insignificant, immaterial or de minimus situations) which it believes could be considered a counterfeit of the Licensed Products, or of any use by any person of a trademark similar to the Licensed Mark with respect to Products which it believes could be considered a deliberate use of something substantially similar to the Licensed Mark and is either substantive, significant or would adversely affect the prestige, reputation or value of the Licensed Mark), it will promptly notify CKI thereof. The Licensee will take no action, including, but not by way of limitation, settling any action, appealing any adverse decision or discontinuing any action taken by it, except to the extent the same is approved in advance by CKI. All costs and expenses incurred in any action or proceeding (including investigatory expenses and attorneys’ fees, if applicable, court costs and filing fees) will be borne as determined in § 7.5.2. Any damages recovered or sums obtained in settlement in or with respect to any action shall (i) first be applied proportionately to reimburse CKI and the Licensee for the respective expenses incurred and actually paid by it and (ii) the balance, if any, shall belong and shall be paid over to, on a fifty-fifty basis, to CKI and the Licensee. In no event will any infringement by a third party justify the withholding of any payment of Fee or other amount by the Licensee.

7.5.2 Counterfeits and Parallel Imports.

7.5.2.1 The Network.    CKI currently maintains certain staff which maintains an enforcement network of attorneys, investigators and customs inspectors in the Territory (the ‘‘Network’’) to minimize and deter (i) the diversion into and sale within and from the Territory of products (including those which would correspond to Licensed Products) authorized for sale by its Affiliates and other licensees, which may include, without limitation, unauthorized distribution of such products by the manufacturers and subcontractors thereof (‘‘Parallel Imports’’) and (ii) the importation into, or sale or manufacture within as well as from, the Territory of counterfeit Licensed Products or infringing Products; in each case subject to contributions from and reimbursement by various licensees (as well as other authorized users of the Licensed Mark and other marks of CKI and CKTT), and subject to applicable law. CKI generally requires, and will continue to require, its licensees in their respective agreements to restrict exports from their respective ‘‘territories’’ (as per the final sentence of § 1.1.2) in order to prevent importation of applicable merchandise into another licensee’s ‘‘territory.’’ The Licensee acknowledges and agrees that CKI is under no obligation to maintain any such Network or other arrangement, and may curtail, modify, terminate or discontinue such Network in whole or in part at any time. For the time being, unless or until CKI otherwise determines and so advises the Licensee in CKI’s reasonable discretion, the Licensee will cooperate in such efforts as reasonably requested by CKI, and under procedures as CKI may agree upon with Licensee, and will timely remit and/or, as applicable, promptly reimburse out-of-pocket expenses reasonably incurred by CKI in such efforts (including, without limitation, reasonable attorneys’ fees and expenses) as follows: *** Upon the Licensee’s request, CKI will meet with the Licensee to discuss CKI’s enforcement activities and the costs associated therewith.

7.5.2.2 Diversion.    The Licensee shall use all commercially reasonable efforts to minimize and deter the diversion of Licensed Products for sale outside of the Territory, including, without

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limitation, the unauthorized distribution of Licensed Products by the Licensee’s manufacturers and subcontractors (‘‘Diversion’’). The Licensee shall cooperate with CKI in CKI’s efforts to minimize and deter Diversion (‘‘Anti-Diversion Efforts’’). Without limiting the foregoing the Licensee shall promptly (i) provide such information as CKI may from time to time reasonably request concerning its manufacturing, subcontracting and distribution locations, activities and shipments, product and label identification systems and data and sales to and by its customers; and (ii) as provided in § 7.5.4, reimburse all agreed upon out-of-pocket expenses reasonably incurred by CKI in its Anti-Diversion Efforts (including, without limitation, reasonable attorneys’ fees and expenses).

7.5.3 Criminal Proceedings.    CKI may, but need not elect to, initiate criminal or civil actions against persons or entities outside the Territory seeking to manufacture counterfeit Licensed Products or sell or ship counterfeit Licensed Products into the Territory (excluding, for this purpose, manufacturers or subcontractors described in the definitions of Diversion or Parallel Imports). The cost related to any such actions shall be borne entirely by the Licensee, if the Licensee requests that such action be taken, or by CKI, if CKI determines to take such action.

7.5.4 Enforcement Activities.    CKI will consult with the Licensee in connection with the enforcement activities undertaken pursuant to this § 7.5. In connection with this § 7.5.4 through § 7.5.6, and § 7.5.2, Licensee and CKI from time to time will use reasonable efforts to apply a substantive portion of the budgeted amounts and expenditures towards more substantive, significant and/or material actions (and acts of infringement, counterfeiting, etc.) in order to enhance the effectiveness of application of resources. In addition, upon the request of the Licensee, the parties will consult one time each Annual Period to forecast CKI’s continuing and reimbursable expenses hereunder and enter into suitable arrangements as may be agreed upon with Licensee, including retainer arrangements, so that CKI may receive the Licensee’s payments in respect thereof at or shortly before such expenses are incurred.

7.5.5 Nature of Proceedings.    Whenever it is not readily apparent whether actions or proceedings involve counterfeit Licensed Products, Parallel Imports or Diversion, CKI will, where practical and subject to time constraints, contact CKJE for information or input, and then reasonably determine the nature of such items in good faith (with all due caution as to ramifications of erroneous determinations as to whether ‘‘counterfeit’’ or not), taking into account all relevant information provided by the Licensee.

7.5.6 Cooperation. The Licensee shall cooperate with CKI in all actions taken by CKI pursuant to this § 7.5, whether on its own or at the Licensee’s request, and in all criminal proceedings, as may be required or reasonably requested.

7.6 Trademark Security.

7.6.1 Counterfeit Protection.    The Licensee shall use all commercially reasonable efforts to prevent counterfeiting of the Licensed Products. All Licensed Products shall bear and use any reasonable counterfeit preventive system, devices or labels, provided that Licensee may decide in its own good faith discretion, which system, devise or labels to use.

7.7 Use of Licensed Mark on Invoices, etc.    The use of the Licensed Mark by the Licensee on invoices, order forms, stationery and related materials, in advertising in telephone or other directory listings is permitted only upon CKI’s prior written approval of format in which the Licensed Mark is to be so used, the juxtaposition of the Licensed Mark with other words and phrases, and the specific trade name (and form and format thereof), the content of the copy and filing of a fictitious name certificate (‘‘d/b/a’’) or ‘‘trade name’’ certificate or notice, if using the Licensed Mark or portion (e.g., ‘‘CK’’) in such name (or other regional notice of ‘‘trade’’ name or use of the Licensed Mark) as applicable, as approved by CKI.

7.8 Monitoring.    The Licensee shall use reasonable efforts to monitor the use of the Licensed Mark by the Licensee’s customers and to require its customers to advertise, display and promote the Licensed Mark in a manner consistent with the terms and conditions of this Agreement.

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ARTICLE VIII. TERM AND TERMINATION

8.1 Expiration.    The License and, subject to § 8.5, the other rights granted to the Licensee hereunder shall terminate at the end of the License Period and all rights shall immediately revert to CKI.

8.2 Other Rights Unaffected.    It is understood and agreed that termination of the License or other rights granted to the Licensee hereunder by CKI on any ground shall be without prejudice to any other rights or remedies which CKI may have.

8.3 Right of Termination of the License.    If any of the following grounds for termination shall occur, CKI may elect, by written notice to the Licensee, to terminate

(A) upon 20 business days notice unless cured within such 20 business days in the case of any of subsections ‘‘(b)’’ through ‘‘(e)’’;

(B) in the case of subsections ‘‘(f),’’ ‘‘(g),’’ ‘‘(h)’’ (alone or with other breaches or defaults), upon 25 business days notice (without any cure period); and

(C) upon 25 business days notice, unless cured within such 30 business days, in the case of subsections ‘‘(l)’’ or ‘‘(m)’’ (provided not with other breaches or defaults under other noted subsections),

the License and other rights granted to the Licensee hereunder:

(a) Deliberately Omitted ;

(b) The Licensee shall repeatedly sell or distribute individual items of Licensed Products (in other words, ‘‘a pattern’’ of behavior), or shall sell at any time a significant quantity of Licensed Products in breach of CKI’s review and approval rights under § 6.2;

(c) Failure by the Licensee to perform or observe any term or covenant or agreement contained in § 11.4 or in § 4.10;

(d) The Licensee shall sell or distribute Licensed Products to retailers not approved by CKI or disapproved by CKI in accordance with or otherwise in breach of §§ 6.13 or 6.14 (unless such sale or distribution was inadvertent, and was of an insignificant quantity of products or single or isolated account, and the Licensee promptly represents to CKI in writing that steps to avoid such sales or distribution in the future are being taken (which steps are to be delineated in such writing), and are deemed acceptable to CKI’s reasonable satisfaction, and further provided that the Licensee does not repeat any such sales or distribution in breach of §§ 6.13 or 6.14 within the same Annual Period);

(e) Underpayment by the Licensee of Fees (including non-timely (i.e., on or within 15 business days of the due date) payment of any installment of Minimum Guaranteed Fees or MAE hereunder) of 7.5% or more with respect to any Annual Period, or of 5% or more with respect to any two (2) consecutive Annual Periods, unless such underpayment of fees (not MGF’s or MAE’s) was result of clerical or bank errors, or constitutes a ‘‘bona fide’’ dispute between the parties, which is the subject of continuing good faith efforts to ‘‘resolve,’’ not known to a responsible officer or other financial person, and promptly corrected as soon as ‘‘known’’ or so advised by CKI);

(f) The Licensee institutes for its protection, or is made a defendant, in any proceeding under bankruptcy, insolvency, reorganization or receivership law, or the Licensee is placed in receivership or makes an assignment for benefit of creditors or is, or states that it is, unable to meet its debts in the regular course of business, and such involuntary proceedings or receiverships are not dismissed or vacated within 60 days of filing or appointment;

(g) Cessation by the Licensee of its business;

(h) The Licensee assigns, attempts to assign (entering into a binding term sheet or contingent contract or agreement, not just ‘‘discussion’’) , sublicense (without CKI’s approval), or otherwise transfers or attempts to transfer any of its rights or obligations hereunder. Any such attempted or completed assignment, sublicense or transfer (‘‘Transfer’’), whether voluntary or by operation of law, directly or

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indirectly, will be void and of no force or effect. For purposes of this Agreement, any transfer of all or a controlling portion or a majority of the shares of the Licensee or other ‘‘CK’’ affiliates by CK Jeanswear N.V., Fingen S.p.A., its affiliates, shall be deemed a transfer in violation of the terms hereof and prohibited as a ‘‘Transfer’’ hereunder. Prompt notice of any transfer by CK Jeanswear N.V., Fingen S.p.A. or its affiliates (other than Calvin Klein, Inc. or its successors, assignees or transferees) of more than five percent (5%) (whether over a period of time or all at once) (‘‘Notice’’) , shall be delivered to Licensor. Notwithstanding anything herein contained, a change-of-control Transfer shall be permitted if in accordance with all of the applicable provisions of the CKI/CF Group Irrevocable Consent d. 29 September 2005. In the event of any such CKI-permitted change-of-control Transfer, the provisions hereof shall apply to any ‘‘successor in interest’’ permitted Transferee (except that Notice shall apply to any transfer of more than 35% of the Transferee) . Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon the parties and permitted successors and assigns.

(i) A change, effect or circumstance occurs that is materially adverse to the business, condition, operations, performance or properties of Licensee’s ability to perform timely its otherwise material obligations under this Agreement, which would, with the normal passage of time, without cash infusion or other material improvement, result in liquidation, substantial discontinuance or even cessation of business (‘‘Material Adverse Effect’’);

(j) A final judgement is entered against the Licensee in excess of € 2,500,000 which has not been satisfied and which would have a Material Adverse Effect;

(k) Any indebtedness of the Licensee in excess of Euros €5 million is accelerated or otherwise comes due and payable before its stated maturity and is not subject to cure under the applicable instrument, which would have a Material Adverse Effect;

(l) The failure by the Licensee to perform or observe any material term or covenant or agreement contained in this Agreement, other than those specified in §§ 8.3(a) to (k) and other than those cured to CKI’s reasonable satisfaction, within the applicable cure period (25 business days) for the second time in any Annual Period; or

(m) The repeated violation by the Licensee of any material term or covenant or agreement contained in this Agreement, other than those specified in §§ 8.3(a) to (k) and other than those cured to CKI’s reasonable satisfaction within the applicable cure period (25 business days).

8.4 Termination With Notice and Right to Cure.    In the event of the failure by the Licensee to perform or observe any material term or covenant or agreement contained in this Agreement, other than those specified in § 8.3, CKI may terminate the License and the other rights granted to the Licensee under this Agreement by giving notice of termination to the Licensee (a ‘‘Notice of Termination’’), which termination shall become effective automatically unless the Licensee completely cures the breach within 30 days of the giving of the Notice of Termination unless such cure cannot be completed within 30 days, in which case termination will not become effective so long as the Licensee is in good faith diligently and expeditiously attempting to cure such breach, only for up to, but not beyond, 90 days.

8.5 Effect of Termination.    Upon the expiration or termination of the License and the License Period for any reason whatsoever, all of the rights of the Licensee under this Agreement shall forthwith terminate and immediately revert to CKI; all Fees on sales theretofore made shall become immediately due and payable; the Licensee shall forthwith discontinue all use of the Licensed Mark, except that the Licensee may, on a non-exclusive basis, during the period (i) commencing on the date of the expiration of the License Period pursuant to § 2.1 or termination of the License because of the breach of § 3.2 and ending 4 months thereafter or (ii) commencing on the date of the termination of the License pursuant to clause (b), (c), (d) or (e) of § 8.3 and ending 4 months thereafter (unless at the advance request of Licensee, which request includes an up-to-date inventory schedule, with anticipated disposition dates, CKI in writing agrees to extend such Disposal Period for up to an additional 30, 60 or 90-day period only, in no event to exceed 6 months in aggregate) (the ‘‘Disposal Period’’), consummate all sales of Licensed Products which were firm on the date of such expiration or termination and sell the balance of the

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Inventory not purchased by CKI within 45 days following date of expiration or termination, and sold within the applicable Disposal Period as provided in § 8.6; provided, however, that any advertising used during the Disposal Period shall be subject to CKI’s prior written approval and such disposition of the Licensed Products shall continue to be subject to the Licensee’s obligations hereunder, including, but not limited to, payments to be made to CKI, and Fees with respect thereto shall be due on the last day of the Disposal Period. Without limiting the generality of the first clause of this § 8.5, the Licensee acknowledges that activities, including sales during the Disposal Period, are on a non-exclusive basis. Subsequent to the Disposal Period or, if none, subsequent to such termination, the Licensee shall no longer use the Licensed Mark, any variation, imitation or simulation thereof, or any trademark similar thereto; and the Licensee shall thereupon deliver to CKI, free of charge, all sketches, designs, colors and the like in its possession or control, designed or approved by CKI, and all Labels supplied by CKI in the Licensee’s possession or control. CKI shall have the option, exercisable upon notice to the Licensee within 30 days of such expiration or termination, to negotiate the purchase of Labels which have not been supplied by CKI. If such negotiations do not result in the purchase of such Labels or any part of W-I-P, the Licensee shall destroy the unused Labels and W-I-P (except for greige goods or other unidentifiable generic materials otherwise useable by Licensee) at the end of the Disposal Period or, if none, upon such termination, under the supervision of CKI, and the Licensee shall supply to CKI a certificate of destruction thereof signed by a duly authorized officer of the Licensee.

8.6 Inventory Upon Termination.    Upon the expiration or termination of the License and the License Period for any reason whatsoever, the Licensee shall deliver to CKI within 15 business days a complete and accurate schedule of Inventory of Licensed Products (i.e., inventory constituting finished Licensed Products on hand at termination, work-in-process, a/k/a ‘‘W-I-P,’’ to be completed and received in warehouse within 3 months only) as of the close of business on the date of) such expiration or termination (the ‘‘Inventory Schedule’’). CKI thereupon shall have the option, exercisable by written notice to the Licensee within 15 days after its receipt of the Inventory Schedule, to purchase (or to have its designee purchase) any or all of the Inventory (other than Inventory required to consummate sales of Licensed Products which were firm on the date of such expiration or termination) for an amount *** In the event such notice is sent by CKI, CKI (or its designee) may collect the Inventory referred to therein within 90 days after CKI’s notice. CKI (or its designee) will pay for the Inventory upon collection. In the event such notice is not sent, the Licensee may dispose of the Licensed Products during any Disposal Period pursuant to § 8.5; provided, however, that such disposition shall continue to be subject to the Licensee’s obligations hereunder, including, without limitation, with respect to the payment of fees and the approval of customers and advertising. At the end of the Disposal Period, or if none, upon such termination, any Licensed Products remaining in the Licensee’s possession or control, including, without limitation, in any stores of the Licensee, shall, at the request of CKI, be destroyed. To the extent the Licensee completely removes the Licensed Mark from the Licensed Products, and all Labels attached to such Licensed Products, and such Licensed Products are not recognizable as a Licensed Product and cannot be distinguished from similar generic products generally available in the marketplace, such Products shall no longer be Licensed Products. CKI shall have the right at any time, and at its expense, to conduct a physical inventory of the Licensed Products then in the Licensee’s possession or control.

8.7 Freedom to License.    CKI shall be free to license to others the use of the Licensed Mark in connection with the manufacture, sale, distribution and promotion of Licensed Products in the Territory upon termination or expiration of this Agreement and to enter into discussions and negotiations applicable thereto, provided only that no shipment of Licensed Products and no publication of institutional or consumer advertising of the Licensed Products pursuant to any such new license will be permitted prior to the termination or expiration of this Agreement.

8.8 Rights Personal.    The License and rights granted hereunder are personal to the Licensee. No assignee for the benefit of creditors, receiver, trustee in bankruptcy, sheriff or any other officer or court charged with taking over custody of the Licensee’s assets or business, shall have any right to continue performance of this Agreement or to exploit or in any way use the Licensed Mark if this Agreement is terminated pursuant to §§ 8.3, 8.4 or 11.8, except as may be required by law.

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8.9 Trustee in Bankruptcy.    Notwithstanding the provisions of § 8.8, in the event that, pursuant to the applicable bankruptcy law (the ‘‘Code’’), a trustee in bankruptcy, receiver or other comparable person, of the Licensee, or the Licensee, as debtor, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party, which assignment satisfies the requirements of the Code, the trustee or the Licensee, as the case may be, shall notify CKI of same in writing. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice shall be deemed to constitute an offer to CKI to have this Agreement assigned to it or its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. The aforesaid offer may be accepted by CKI only by written notice given to the trustee or the Licensee, as the case may be, within 15 days after CKI’s receipt of the notice to such party. If CKI fails to deliver such notice within said 15 days, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein. Nothing contained herein shall be deemed to preclude or impair any rights which CKI may have as a creditor in any bankruptcy proceeding.

8.10 Compensation.    Without limiting any right or remedy of CKI, if CKI terminates this Agreement pursuant to § 8.3, CKI shall have the right to ***

ARTICLE IX. INDEMNIFICATION AND INSURANCE

9.1 Indemnification by the Licensee.    The Licensee does hereby indemnify and hold harmless CKI, its Affiliates, including, without limitation, PVH, CKTT, and its and their current and former respective directors, officers, employees, agents, trustees, and representatives, as well as Mr. Calvin Klein, his heirs, his estate and their respective legal representatives (each, an ‘‘Indemnified Party’) from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and expenses (including allocable costs of in-house counsel)), which an Indemnified Party may incur or be obligated to pay in any third party action, claim or proceeding, for or by reason of any acts, whether of omission or commission, that may be committed by the Licensee (which for purposes of this § 9.1, includes its Affiliates, but not Guarantor) or any of their servants, agents or employees in connection with the Licensee’s performance of this Agreement, including but not limited to:

(a) to the extent permitted by law, any alleged defect in any Licensed Product, regardless of whether the action is based upon negligence or strict liability, and regardless of whether the alleged negligence is characterized as ‘‘passive’’ or ‘‘active’’;

(b) the manufacture, labeling, sale or distribution of any Licensed Product by the Licensee;

(c) any violation of any warranty, representation or agreement made by the Licensee pertaining to a Licensed Product; or

(d) the claim of any broker, finder or agent used by the Licensee in connection with the making of this Agreement or any transactions contemplated by this Agreement.

CKI shall give the Licensee prompt written notice of any such claim or action and thereupon the Licensee shall undertake and conduct the defense of any suit so brought. In the event an appropriate action is not taken by the Licensee within 30 days of its receipt of notice from CKI, CKI shall have the right to defend such claim or action in its own name, but no settlement or compromise of any such claim or action may be made without the prior written consent of the Licensee, such consent not to be unreasonably withheld or delayed. In either case, CKI and the Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other and in all respects in connection with any such defense. Such indemnification shall be deemed to apply solely to the amount of the judgement, if any, against CKI and reasonable sums paid by CKI in connection with its defense, and shall not apply to any consequential damages suffered by CKI which are not included in the aforementioned judgement. The provisions of this § 9.1 and the Licensee’s obligations hereunder shall survive any termination of the License or rescission of this Agreement.

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9.2 Notice of Suit or Claim.    The Licensee shall promptly inform CKI by written notice of any suit or claim against the Licensee relating to the Licensee’s performance under this Agreement, whether such suit or claim is for personal injury, involves alleged defects in the Licensed Products manufactured, sold or distributed hereunder, or otherwise.

9.3 Indemnification by CKI.    CKI does hereby indemnify and hold harmless the Licensee and its Affiliates, and their respective managers, directors, members, shareholders, employees and agents from and against any and all losses, liability, damages and expenses (including reasonable attorneys’ fees, costs and expenses, but excluding consequential damages, incidental damages and lost profits) which any of them may incur or for which it may become liable or compelled to pay in any action or claim alleging: (i) CKI’s breach of any representation or warranty of CKI hereunder in § 11.1; or (ii) that the Licensee’s use of the Licensed Mark in accordance with the terms of this Agreement violates the bona fide trademark ownership rights of a third party in the United States or Canada. The Licensee will promptly notify CKI of any action or claim brought to its attention; provided, however, that the failure to promptly notify CKI shall not relieve CKI of its obligation hereunder, except to the extent (if any) that CKI actually prejudiced thereby. The provisions of this § 9.3 and the obligations of CKI set forth herein shall survive the expiration or other termination of this Agreement.

9.4 Insurance.

9.4.1 Requirement.    Without limiting the Licensee’s liability pursuant to the indemnity provisions of this Agreement, the Licensee shall maintain comprehensive general liability insurance in the amount of at least *** with a broad form property damage liability endorsement. This insurance shall include broad form blanket contractual liability, personal injury liability, products and completed operations liability. Each coverage shall be written on an ‘‘occurrence’’ form.

9.4.2 General Provision.    The insurance described in § 9.4.1 shall include: (i) a cross-liability endorsement naming each of CKI, CKTT, and Mr. Calvin Klein; (ii) an endorsement stating that CKI shall receive at least 30 days’ written notice prior to cancellation or non-renewal of coverage; (iii) an endorsement naming each of CKI, CKTT, and Mr. Calvin Klein as additional insureds; (iv) an endorsement stating that the insurance required by this Agreement is primary and that any insurance purchased by CKI, CKTT, or Mr. Calvin Klein shall only apply in excess of the insurance purchased by the Licensee; (v) a waiver of subrogation in favor of each of CKI, CKTT, and Mr. Calvin Klein; and (vi) an endorsement stating that each of CKI, CKTT, and Mr. Calvin Klein may recover for any loss caused CKI, its agents or employees, whether caused by the negligence (including active, passive and gross negligence) of the Licensee, or otherwise.

9.4.3 Approved Carrier/Policy Changes.    All insurance shall be obtained from primary, and financially capable and reputable, insurance companies. The Licensee shall give at least 30 days’ prior written notice to CKI of the cancellation or any modification of such insurance policy that would affect any of CKI’s, CKTT’s, or Mr. Calvin Klein’s status or benefits thereunder. This insurance may be obtained for CKI, CKTT, or Mr. Calvin Klein by the Licensee in conjunction with a policy which covers products other than the Licensed Products.

9.4.4 Evidence of Coverage.    No later than 20 days from the date hereof, the Licensee shall furnish to CKI evidence, in form and substance satisfactory to CKI, of the maintenance and renewal of the required insurance copies of policies with applicable riders and endorsements) and certificates of insurance.

9.4.5 Territory.    The insurance set forth in this § 9.4 must cover the entire Territory to the extent available in each jurisdiction in the Territory.

ARTICLE X. COMPLIANCE WITH LAWS

10.1 Compliance with Laws.    The Licensee shall comply with all laws, rules, regulations and requirements of any governmental body which may be applicable to the operations of the Licensee

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contemplated hereby, including, without limitation, as they relate to the manufacture, distribution, sale or promotion of Licensed Products, notwithstanding the fact that CKI may have approved such item or conduct.

10.2 Equitable Relief.    CKI shall be entitled to equitable relief by way of temporary and permanent injunction and such other and further relief at law or in equity as any court with jurisdiction may deem just and proper. The Licensee waives the requirement of the posting of a bond in connection with any application by CKI for equitable relief.

ARTICLE XI. MISCELLANEOUS

11.1 Warranties and Representations of the Parties.    Each of the parties hereby represents and warrants to the other party that: it is a corporation (or limited liability company, as applicable) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; it has the full right, power and authority to enter into, and perform its obligations under, this Agreement; and all necessary corporate acts have been effected by it to render this Agreement valid and binding upon it.

11.2 Definitions.    Each of the following terms (unless deliberately omitted) has the meaning ascribed thereto in the applicable § therein contained:

Defined Term

Advertising Obligation
Advertising Overage
Advertising Shortfall
Affiliates
Agreed Upon Season’s Themes
Annual Period
Anti-Diversion Efforts
Annual Period
Approved Accounts
Approved Design Concepts
Approved Prototypes
Approved Seconds and Closeouts Accounts
CKI
CKI Stores
CKTT
Close-Outs
Code
Collection
Co-operative Advertising
CRK
CRK Fee
Design Concepts
Disclosing Party
Disposal Period
Diversion
E-Commerce
Excluded Design
Gross Sales
Minimum Guaranteed Fees
Indemnified Party
Initial License Period
Inventory
Inventory Schedule
Labels
License
Licensed Mark
License Period
Licensed Products
Licensee
Licensing Forecast
Minimum Net Sales Threshold

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Net Sales
Network
Non-Conforming Products
Notice of Termination
Parallel Imports
Percentage Fees
PR Overage
PR Shortfall
Products
PVH
Renewal License Period
Seconds
Standards
Territory
Time And Action Calendar
Third-Party Manufacturing Agreement
Trademark Security Plan
Transfer

11.3 Notices.    All reports and notices required or permitted to be given under this Agreement shall be in writing and shall, unless specifically provided otherwise in this Agreement, be deemed to have been given if personally delivered or faxed (on the date of messengering or faxing), or if mailed, three business days from the date of mailing (by certified or registered mail, return receipt requested and postage prepaid), or if by overnight air courier, one business day from the date of overnight air courier handling as follows:

If to CKI, to:	Calvin Klein, Inc. 205 West 39th Street New York, New York 10018 Attention: President and Chief Operating Officer Telephone: (212) 292-9901 Facsimile: (212) 292-9933

With a copy to:	Calvin Klein, Inc. 205 West 39th Street New York, New York 10018 Attention: General Counsel Telephone: (212) 292-9652 Facsimile: (212) 764-6784

If to the Licensee, to:	CK Jeanswear Europe S.p.A. Via Provinciale Lucchese 181 50019 Sesto Fiorentino, Florence, Italy Attn.: Chief Executive Officer Telephone: +39 055 305 442 Facsimile: +39 055 310 506

If to Warnaco, to:	WF Overseas Fashion C.V. c/o Warnaco Inc. 501 Seventh Avenue New York, New York 10018 Attn: General Counsel Telephone: (212) 287-8282 Facsimile: (212) 287-8275

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Requests for approvals with appropriate submissions shall be sent to the applicable party, either CRK, the President or the designated design staff member. Financial reports shall be sent to the designated party in the Finance Department. A party may change its address for receipt of notices at any time upon notice to the other party.

11.4 Assignment.    The License and all rights granted to the Licensee hereunder are personal in nature, and the Licensee shall not Transfer the License, this Agreement or its rights and interest hereunder, or any part hereof, without the prior written consent of CKI, which consent may be withheld by CKI in its sole and absolute discretion.

11.5 Sublicense.    The Licensee is prohibited from granting any sublicenses under this Agreement unless approved by CKI.

Licensee shall have the right to grant a distributorship or distributorships (excluding a sublicense) for limited areas or jurisdictions in the Territory), but no such distributorship shall reduce in any way Licensee's obligations hereunder nor may such distributorship or any sublicense agreement be entered into unless the following terms and conditions are first satisfied:

(i) the term of any distributorship or sublicense agreement shall be no more than five (5) years or five (5) years plus five (5) years contingent on at least compliance (with automatic termination upon termination of this Agreement);

(ii) The distributor or sublicensee must agree to comply in its activities as a distributor or sublicensee with all of the provisions of this Agreement applicable to such distribution;

(iii) The distributor or sublicensee must agree not to assign, transfer, or further grant the distributorship agreement or sublicense agreement itself or any of the rights granted to it thereunder without CKI's prior written consent; and

(iv) The distributor or sublicensee must acknowledge that each of CKI, CKTT and Mr. Calvin Klein are third-party beneficiaries, must afford CKI rights of inspection, approval and termination consistent with its rights pursuant to this Agreement, which it may exercise directly, including rights of termination, and must indemnify CKI, CKTT and Mr. Calvin Klein from liabilities and claims specifically in accordance with the provisions hereof;

(v) Licensee must deliver a copy of each distributorship, and proposed sublicense agreement must subsequently deliver a copy of each material amendment thereof, to CKI, prior to the execution thereof in the case of any proposed sublicense for review and approval , and shall deliver a conformed copy to CKI promptly after its execution and the execution of each amendment thereto;

(vi) if Licensee enters into an agreement and fails to control, pursuant to this Agreement or the terms of the distributorship agreement, the distributor or sublicense thereunder, and as a result of such failure fails to prevent a breach by such distributor or sublicense agreement of any provision of this Agreement or the distributorship agreement or sublicense agreement, CKI may, in addition to all of its other rights and remedies under this Agreement, require Licensee to ameliorate the effect of such breach; and

(vii) if applicable, ***

11.6 Assignment by CKI.    CKI shall have a complete and unrestricted right to Transfer any or all of its rights and interests in this Agreement, provided that such transferee is bound by all of the terms hereof, and subject to the Licensee’s right to continue to exercise all of its rights hereunder.

11.7 No Agency.    The Licensee shall not represent itself as the agent or legal representative of CKI or its Affiliates for any purpose whatsoever and shall have no right to create or assume any obligation of any kind, express or implied, for or on behalf of them in any way whatsoever. CKI shall similarly not represent itself as the agent or legal representative of the Licensee or its Affiliates for any purpose whatsoever and shall have no right to create or assume any obligation of any kind, express or implied, for or on behalf of them in any way whatsoever.

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11.8 Suspension of Obligations.    If the Licensee shall be prevented from performing any of its obligations because of Federal governmental regulation or martial order, or by war, declared or undeclared, or other major and material calamities such as fire, earthquake, or similar Acts of God, the Licensee’s obligations shall be suspended during the period of such conditions except for payment and provided the Licensee promptly commences and proceeds diligently to ameliorate the effect. If such condition continues for a period of more than 60 days, CKI shall have the right to terminate this Agreement.

11.9 Benefit.    This Agreement shall inure to the benefit of and be binding upon the parties hereto, and, subject to §§ 11.4 and 11.6, their successors and assigns. PVH, CKTT and Mr. Calvin Klein (with respect to §§ 9.1 and 9.4) shall be third-party beneficiaries of this Agreement and, whether or not expressly set forth herein, shall have the right (a) to exercise, and enforce against the Licensee, the rights of CKI hereunder if CKI fails to exercise such rights, and (b) to exercise, and enforce against the Licensee, the same rights as CKI hereunder in addition to (and not in lieu of) any rights CKI has hereunder. Nothing herein shall be deemed to give the Licensee any rights to make any claim against PVH, CKTT and/or Mr. Calvin Klein.

11.10 Entire Agreement; Amendment.    This Agreement, including the exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and all prior agreements, contracts, promises, representations and statements between them, if any, whether written or oral, with respect thereto are merged into and superseded by this Agreement, except as specifically set forth herein. This Agreement may not be amended or modified, except in a writing signed by both parties hereto and exchanged between them.

11.11 Non-Waiver.    No waiver by either party of any breach hereof or default hereunder will constitute a continuing wavier of such provision or of any other provision of this Agreement. Acceptance of payment by CKI will not be deemed a waiver by CKI of any violation of or default under any of the provisions of this Agreement by the Licensee or an election of remedies as to which any and all rights (and all remedies) are expressly reserved and retained.

11.12 Severability.    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not be affected or impaired in any other jurisdiction, nor shall the remaining provisions contained herein in any way be affected or impaired thereby, unless CKI determines such provision was material, in which case CKI may terminate this Agreement.

11.13 Headings.    The headings of the Articles and sections of this Agreement are for convenience only and in no way limit, define or affect the terms or conditions of this Agreement.

11.14 Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.15 Governing Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW. (HOWEVER, DISPUTES REGARDING THE LICENSED MARK WILL BE RESOLVED IN ACCORDANCE WITH THE U.S. FEDERAL TRADEMARK LAWS AND RELATED LAWS, STATUES, RULES AND REGULATIONS OF THE UNITED STATES UNLESS THERE ARE NO U.S. FEDERAL LAWS, STATUTES, RULES OR REGULATIONS DISPOSITIVE OF SUCH DISPUTE, IN WHICH EVENT SUCH DISPUTES WILL BE RESOLVED IN ACCORDANCE WITH THE PREVIOUSLY DESCRIBED LAWS OF THE STATE OF NEW YORK.)

11.16 Jurisdiction.    Any legal action or proceeding with respect to this Agreement shall be brought in the federal or state courts seated in the County of New York, State of New York and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect to its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The Licensee hereby irrevocably

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and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing or maintaining of any such action or proceeding in such respective jurisdictions, and specifically acknowledges and agrees that any judicial opinion and/or decision rendered, judgement award in order issued by the courts of the State of New York and/or the federal courts located therein, will be enforceable in any jurisdiction. Any such opinion, decision, judgement and/or order may be deposited in the applicable jurisdictional venue and court in Italy or elsewhere in the Territory with full force and effect as if rendered within such venue and by such judicial authority with the same full force and effect. Each party irrevocably and unconditionally consents to the service of process of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the other party at its address for notices provided in § 11.3, such service to become effective 30 days after such mailing.

11.17 Non-Solicitation.

(a) The Licensee agrees that ***

(b) CKI agrees that ***

11.18 Confidentiality.    Each of the parties hereto acknowledges that it may receive from the other (the ‘‘Disclosing Party’’): (a) prints, designs, ideas, sketches, and other materials or information, including, without limitation; (b) financial or business information; (c) a formula, pattern, compilation, program, device, method, technique, or process; or (d) other information that in each case derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use which the Disclosing Party intends to use on or in connection with lines of merchandise other than the Licensed Products and which have not as yet found their way into the channels of distribution. The parties recognize that these materials are valuable property of the Disclosing Party. Each of the parties hereto acknowledges the need to preserve the confidentiality and secrecy of these materials and agrees to take all necessary steps to ensure that use by it, or by its contractors, will in all respects preserve such confidentiality and secrecy, while acknowledging that each of the parties works with others on product development and designs. None of the parties shall, at any time during the License Period or any time thereafter, disclose or use for any purpose, other than as contemplated by this Agreement, any confidential information and data relating to the business of the other, except as required or otherwise considered necessary in or to its business, but under its normal and customary confidentiality procedures applicable overall as to such use. Nothing herein shall be deemed to limit CKI’s rights under §§ 6.8 and 6.12. The provisions of this § 11.18 shall not apply to information that (i) is now or hereafter becomes generally available to the public, other than as a result of a breach hereof, or (ii) is obtained from a third party that, to the knowledge of the party receiving the information, is not under any obligation to keep such information confidential. Notwithstanding anything in this § 11.18 to the contrary, if any party becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the confidential information, such party shall provide the others with prompt written notice of such requirement so that the party whose information it is may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, the party under compulsion to disclose the information agrees to disclose only that portion of the confidential information, which it is advised by counsel, is legally required to be disclosed, and it agrees to take all reasonable steps to preserve the confidentiality of the confidential information (including by obtaining, at the cost of the owner of the information, an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential information). In addition, the party under compulsion to disclose the information shall not oppose any effort (and shall, if and to the extent requested by the owner of the information, cooperate with, assist and join with the owner of the information, at the expense of the owner of the information) in any action by the owner of the information to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information.

11.19 Assignment Within Warnaco Family.    Following the closing of the Transaction, pursuant to which Warnaco will, in accordance with its terms, acquire the business of Licensee, this Agreement may

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be assigned within the Warnaco family of companies in accordance with the terms as agreed by CKI and set forth in writing simultaneously herewith.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CALVIN KLEIN, INC.
By: /s/ Tom Murry Name: Tom Murry Title: President and COO
CK JEANSWEAR EUROPE, S.P.A.
By: /s/ Lawrence R. Rutkowski Name: Lawrence R. Rutkowski Title: Vice President and Treasurer
WF OVERSEAS FASHION C.V.
By: Warnaco U.S., Inc., its general partner
By: /s/ Stanley P. Silverstein Name: Stanley P. Silverstein Title: President and Secretary

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SCHEDULE 6.13

APPROVED ACCOUNTS

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SCHEDULE 6.14

APPROVED SECONDS AND CLOSE-OUTS ACCOUNTS

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SCHEDULE S

SHAREHOLDERS

Name/Address/Position	#/% Shareholdings

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EXHIBIT T

TERRITORY

European Union at 1 May 2004, which included Austria, Belgium, Luxembourg, Netherlands, Denmark, Finland, France, Germany, Great Britain, Greece, Ireland, Italy, Portugal, Spain, Sweden, Estonia, Latvia, Lithuania, Czech Republic, Slovakia, Slovenia, Hungary, Poland, Malta, Cyprus.

Also Norway, Switzerland, Monte Carlo, Vatican City, Liechtenstein, Iceland and

Eastern Europe and Russia, consisting of:

Croatia, Bosnia-Herzegovina, Serbia, Macedonia, Bulgaria, Romania, Moldavia, Ukraine, Byelorussia, ex-C.I.S. (Russia), Georgia, Armenia, Azerbaijan, Kazakhstan and Uzbekistan.

Middle East:

Lebanon, Israel, Palestine, Jordan, Iran, Saudi Arabia, Yemen, Qatar, Kuwait, Bahrain, Oman, UAE, Egypt and Turkey.*

Africa**:

South Africa, Tunisia, Algeria, Morocco, Ivory Coast, Senegal, Nigeria.

* Not Syria, as regulations preclude protection of trademark, until registration of trademark may occur, as advised by CKI.

** N.B. — for trademark, only OAPI application/registration.

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EXHIBIT P (page 1 of 2)

PRODUCTS

*** [approximately 2 pages redacted]

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EXHIBIT B

ROYALTY STATEMENT

FORM MUST BE SUBMITTED COMPLETED

CALVIN KLEIN, INC.

Page	______ of ______

Date	____________

NAME OF LICENSEE:

LICENSEE’S ADDRESS:

LICENSED PRODUCT:

205        For each month during the period of        to          (the ‘‘Period’’).

For the month of            .

Category	Style No.	Units	Gross Sales	Discounts	Net Sales	Percentage Fees

For the month of            .

Category	Style No.	Units	Gross Sales	Discounts	Net Sales	Percentage Fees

For the month of            .

Category	Style No.	Units	Gross Sales	Discounts	Net Sales	Percentage Fees

TOTAL

205        NET SALES BY ACCOUNT

205        INVENTORY AS OF THE END OF THE PERIOD:

Style Number	Units	Wholesale Price

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The undersigned,          the          of the Licensee, does hereby certify that the foregoing information provided to CKI pursuant to the License Agreement is complete and accurate.

IN WITNESS WHEREOF, the undersigned has executed this Royalty Statement on this    day of        ,   .

LICENSEE :
By:______________________________________ Name: Title: Chief Financial Officer or other duly authorized executive officer as applicable

The completion of this statement does not limit the Licensee’s right to receive credit for payments of Minimum Guaranteed Fees and Percentage Fees as set forth said License Agreement.

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EXHIBIT D

THIRD-PARTY
MANUFACTURING
AGREEMENT

AGREEMENT, dated        ,      , by and between              (the ‘‘Licensee’’), having an address at            , and           (the ‘‘Manufacturer’’), having an address at             .

WITNESSETH:

WHEREAS, the Licensee pursuant to a License Agreement with CALVIN KLEIN, INC. (‘‘CKI’’) has been granted a license (‘‘License’’) to use the CK/CALVIN KLEIN trademark (the ‘‘Licensed Mark’’) in connection with the distribution, sale and marketing of certain goods (‘‘Licensed Products’’);

WHEREAS, CKI, a subsidiary of Phillips-Van Heusen Corporation (‘‘PVH’’), is the licensee and beneficial owner of the trademarks CALVIN KLEIN, CK and CK/CALVIN KLEIN for certain products, which are owned of record by the Calvin Klein Trademark Trust (‘‘CKTT’’), and PVH is the owner, licensee or sublicensee of the trademarks VAN HEUSEN, IZOD, IZOD CLUB, BASS, G.H. BASS, GEOFFREY BEENE, ARROW, KENNETH COLE NEW YORK, REACTION BY KENNETH COLE, BCBG MAX AZRIA and DKNY, and PVH’s policy is not to place, and to cause its subsidiaries and their respective licensees and sublicensees not to place, orders with any manufacturer or subcontractor that breaches the provisions contained in this Agreement and similar provisions contained in other third-party manufacturing agreements of PVH or any of its affiliates, including, without limitation, CKI;

WHEREAS, the License entitles the Licensee to subcontract the manufacture and/or assembly of the Licensed Products to third parties, subject to certain express limitations and conditions; and

WHEREAS, the Licensee has selected the Manufacturer as a manufacturer to produce the Licensed Products for the Licensee subject and pursuant to the terms and conditions set forth below;

NOW, THEREFORE, the parties hereby agree as follows:

1. The Manufacturer shall have no rights in or to the Licensed Mark or in any mark similar thereto by reason of its manufacture of the Licensed Products and shall only use the Licensed Mark in strict accordance with the Licensee’s instructions.

2. The Manufacturer recognizes the validity of the Licensed Mark and will take no action, either during the term of this Agreement or at any time thereafter, in derogation of CKI’s and/or CKTT’s entire right and interest in and to the Licensed Mark or any value thereof or prestige related thereto. The Manufacturer will not, either during the term of this Agreement or at any time thereafter, oppose, petition to cancel or otherwise interfere with any registration CKI or CKTT has now or may obtain in the future for the Licensed Mark.

3. The Manufacturer will manufacture and sell the Licensed Products and/or assemble the Licensed Products and will deliver them only to the Licensee or to the Licensee’s authorized representative or agents. Any and all Licensed Products produced by the Manufacturer which do not meet the Licensee’s quality standards or result from overruns or cancellations of the Licensee’s orders (collectively, ‘‘Rejected Products’’) will be strictly accounted for and physically maintained, at the Manufacturer’s sole expense, in the Manufacturer’s warehouse or such other place as may be under the Manufacturer’s exclusive access and control. Rejected Products not bearing the Licensed Mark or any identifying logo may be sold to any third party; provided; however, that all labels, hang tags, and other identifying marks must be removed from such Rejected Products before sale to such a third party. Rejected Products bearing the Licensed Mark or any identifying logo may be sold to any third party; provided, however, that (A) such Rejected Products must be held for a minimum period of three months after the original ship date of the Licensee’s

CONFIDENTIAL TREATMENT

purchase order, and (B) all labels must be cut and the Product clearly and significantly stamped ‘‘irregular’’ before sale to such a third party. **

4. The Manufacturer will follow the specifications and standards from time to time stipulated by the Licensee and will permit the Licensee, CKI and PVH to inspect the manufacturing processes and provide samples of the Licensed Products in order for the Licensee, CKI or PVH, as the case may be, to satisfy itself that the specifications and standards are being met.

5. The Manufacturer acknowledges that the Licensee may provide it with certain prints, designs, ideas, sketches and other materials or trade secrets which may or will be used in connection with the Licensed Products and/or lines of merchandise other than the Licensed Products which have not been announced to the public or entered the stream of commerce. The Manufacturer recognizes that such materials are exclusive and valuable property of CKI or PVH and acknowledges the need to preserve the confidentiality and secrecy of such materials. The Manufacturer agrees to take all reasonable precautions to protect the secrecy of the materials, samples and designs prior to their commercial distribution or the showing of samples of same for sale. The Manufacturer will also take all reasonable precautions to protect the secrecy of the original designs created either by CKI, PVH or the Licensee for Licensed Products prior to their advertisement, commercial distribution or the showing of samples for sale. During the term of this Agreement, the Manufacturer will not disclose or use for any purpose not contemplated by this Agreement any confidential information or data that is proprietary to CKI, PVH or the Licensee.

6. The Manufacturer shall institute procedures to control the storage, requisition from storage and use all labels, packages and other materials bearing the Licensed Mark to safeguard against the escape or unauthorized use of the Licensed Mark or Licensed Products.

7. The Manufacturer will adhere to the standards and guidelines set forth in PVH’s publication ‘‘A Shared Commitment — Requirements for Suppliers, Contractors, Business Partners’’ and PVH’s ‘‘Statement of Corporate Responsibility,’’ copies of which the Manufacturer acknowledges it has received. The Manufacturer further acknowledges that it has read and understands such publications. The Manufacturer will communicate immediately to the Licensee any departure from such standards and guidelines. The Manufacturer acknowledges that compliance with such standards and guidelines is a prerequisite to a continuing relationship with the Licensee.

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not be affected or impaired in any other jurisdiction, nor shall the remaining provisions contained herein in any way be affected or impaired thereby.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPALS OF CONFLICTS OF LAW.

** Bracketed language should be deleted where agreement is with subcontractor.

CONFIDENTIAL TREATMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LICENSEE:
By:____________________________ Name: Title:
MANUFACTURER:
By:____________________________ Name: Title:

CONFIDENTIAL TREATMENT

EXHIBIT E

PRODUCTION FACILITY EVALUATION FORM

FORM MUST BE SUBMITTED COMPLETED

CALVIN KLEIN, INC.

Page	______ of ______

Date	____________

NAME OF LICENSEE:

LICENSEE’S ADDRESS:

LICENSED PRODUCT:

PRODUCTION FACILITY:

Name:__________________________________________________________________________

Name of President of Production Facility________________________________________________

Address:________________________________________________________________________

Product:________________________________________________________________________

Date Factory Evaluation Completed:__________________________________________________

Signed:    ________________________________

(Note: Must be signed by an authorized officer of the division producing Licensed Products)

(Print Name)

Submit to the attention of:
CALVIN KLEIN, INC. 205 West 39th Street New York, NY 10018 Attention:
Deirdre Miles-Graeter 10 May 2005

CONFIDENTIAL TREATMENT

SCHEDULE OF ISSUED REGISTRATIONS AND
PENDING APPLICATIONS FOR ‘‘CK/CALVIN KLEIN’’ TRADEMARKS IN CLASS 25

COUNTRY	APPLICATION/ REG. DATE	APPLICATION(S.NO.)/ REGISTRATION NO.	CLASS
Algeria	16 Aug 95	Reg. No. 49384	18,25 (CK/Calvin Klein)
	30 Dec 95	Reg. No. 50097	18,25 (CK/Calvin Klein)
Armenia	14 Oct 98	Reg. No. 3633	18,25 (CK/Calvin Klein)
	21 Apr 97	Reg. No. 4134	24,25,42 (CK/Calvin Klein)
Austria	11 Oct 93	Reg. No. 153,247	18,24,25 (CK/Calvin Klein)
Azerbaijan	10 Jun 99	Reg. No. 990586	18,25 (CK/Calvin Klein)
Bahrain	31 May 95	Reg. No. 18853	25(CK/Calvin Klein)
Byelorussian	18 Dec 97	Reg. No. 7637	18,25 (CK/Calvin Klein)
	24 Apr 97	Ser. No. 970,704	24,25,42 (CK/Calvin Klein)
Bulgaria	23 May 95	Reg. No. 27675	3,18,24,25 (CK/Calvin Klein)
Croatia	28 Jun 95	Reg. No. Z-951067	18,25 (CK/Calvin Klein)
	18 Mar 93	Reg. No. Z-930655	3,25(re-reg Yugoslav#34173)
CTM	1 Apr 96	Reg. No. 66712	3,4,8,9,14,16,18,20,21, 24,25,26,27,35,42 (CK/Calvin Klein)
	21 Aug 97	Reg. No. 617415	9,25 (CK/Calvin Klein)
Cyprus	5 Mar 96	Reg. No. 44740	25 (CK/Calvin Klein)
Czech Republic	27 Mar 97	Reg. No. 198,533	9,18,25 (CK/Calvin Klein)
Denmark	10 Dec 93	Reg. No. 08562/1993	3,18,25 (CK/Calvin Klein)
Egypt	18 Apr 95	Reg. No. 95389	25 (CK/Calvin Klein)
Estonia	21 Feb 97	Reg. No. 22535	18,25(CK/Calvin Klein)
Finland	6 Feb 95	Reg. No. 136190	18,25 (CK/Calvin Klein)
France	25 Aug 93	Reg. No. 93/481421	25 (CK/Calvin Klein)
(St. Martin, St. Barthelomy, French Guiana & other French Antilles)
Georgia	30 Apr 98	Reg. No. 9139	18,25 (CK/Calvin Klein)
	7 Jul 98	Reg. No. 9934	24,25,42 (CK/Calvin Klein)
Germany	5 Jul 94	Reg. No. 2070077	25 (CK/Calvin Klein)
Greece	26 Oct 93	Reg. No. 116,446	18,25 (CK/Calvin Klein)
	19 Sep 96	Reg. No. 130,753	9,25 (CK/Calvin Klein)
Hungary	15 Nov 95	Reg. No. 145,249	18,25 (CK/Calvin Klein)
Iceland	27 Apr 94	Reg. No. 284/1994	18,25 (CK/Calvin Klein)
Iran	4 May 96	Reg. No. 79864	18,25 (CK/Calvin Klein)
Ireland	21 Sep 93	Reg. No. 157,276	25 (CK/Calvin Klein)
	21 Aug 97	Reg. No. 208,239	8,21,25,26,27,35 (CK/Calvin Klein)
Israel	4 Feb 97	Reg. No. 98092	25 (CK/Calvin Klein)
Italy	12 Apr 96	Reg. No. 675,586	25 (CK/Calvin Klein)
Jordan	8 May 95	Reg. No. 37965(r)	25 (CK/Calvin Klein)
Kazakhstan	1 Oct 97	Reg. No. 6157	18,25(CK/Calvin Klein)
	24 Feb 99	Reg. No. 8324	24,25,35,42 (CK/Calvin Klein)
Kuwait	30 Nov 96	Reg. No. 31697	25 (CK/Calvin Klein)

CONFIDENTIAL TREATMENT

COUNTRY	APPLICATION/ REG. DATE	APPLICATION(S.NO.)/ REGISTRATION NO.	CLASS
Latvia	20 Aug 97	Reg. No. LV M-37968	18,25 (CK/Calvin Klein)
Lebanon	14 Jun 95	Reg. No. 66134	18,25 (CK/Calvin Klein)
Liechtenstein	24 Feb 95	Reg. No. 9322	18,25 (CK/Calvin Klein)
Lithuania	25 Aug 95	Reg. No. LT-31807	18,25(CK/Calvin Klein)
Malta & Gozo	8 May 96	Reg. No. 25650	25 (CK/Calvin Klein)
Morocco	22 Aug 95	Reg. No. 57300	18,25(CK/Calvin Klein)
	1 Mar 96	Reg. No. 58871	3,4,8,9,14,16,18,20,21,24,25,26, 27,35,42(CK/Calvin Klein)
Nigeria	9 Dec 93	Reg. No. 57750	25 (CK/Calvin Klein)
Norway	10 Nov 94	Reg. No. 165,458	25 (CK/Calvin Klein)
*OAPI	24 Nov 95	Reg. No. 35745	18,25 (CK/Calvin Klein)
Oman	29 May 96	Reg. No. 13673	25 (CK/Calvin Klein)
Poland	28 May 99	Reg. No. 106459	18,25 (CK/Calvin Klein)
Portugal	15 Dec 94	Reg. No. 295,319	25(CK/Calvin Klein)
Qatar	11 Jun 02	Reg. No. 13233	25 (CK/Calvin Klein)
Romania	16 Aug 95	Reg. No. 24051	18,25 (CK/Calvin Klein)
Russian
Federation
(former USSR)	18 Jul 97	Reg. No. 154,946	18,24,25 (CK/Calvin Klein)
	15 Sep 98	Reg. No. 167,772	24,25,42 (CK/Calvin Klein)
(Republic of)
Saudi Arabia	11 Sep 94	Reg. No. 319/11	25 (CK/Calvin Klein)
Slovak Republic	28 Jan 99	Reg. No. 184071	18,25(CK/Calvin Klein)
Slovenia	20 Dec 96	Reg. No. 9570583	18,25 (CK/Calvin Klein)
South Africa	24 Apr 95	Reg. No. B95/05079	25 (CK/Calvin Klein)
(Covers Venda
Transkei &
Bophuthatswana)
Spain	20 Apr 94	Reg. No. 1,786,568	25 (CK/Calvin Klein)
Sweden	28 Jul 95	Reg. No. 303,850	25 (CK/Calvin Klein)
Switzerland	5 Oct 93	Reg. No. 416,838	18, 25 (CK/Calvin Klein)
Tunisia	23 May 96	Reg. No. EE96.0642	3,9,14,16,18,24,25,26, 27,35,42 (CK/Calvin Klein)
Turkey	16 Feb 96	Reg. No. 167310	25(CK/Calvin Klein)
United Arab
Emirates	24 Nov 97	Reg. No. 13022	25 (CK/Calvin Klein)
United Kingdom	19 Aug 00	Reg. No. 1,545,492	25 (CK/Calvin Klein)
	16 Jun 98	Reg. No. 2,169,731	25,35,42(CK/Calvin Klein)(ext goods)
Ukraine	12 Nov 99	Reg. No. 13942	18,25(CK/Calvin Klein)
	18 Apr 97	Reg. No. 17758	24,25,42 (CK/Calvin Klein)
Uzbekistan	4 Jul 95	Reg. No. 5832	18,25 (CK/Calvin Klein)
West Bank
(Palestine)	7 Mar 96	Reg. No. 4118	25 (CK/Calvin Klein)
Yemen	15 Jan 98	Reg. No. 8333	25 (CK/Calvin Klein)

CONFIDENTIAL TREATMENT

*OAPI-Benin Guinea, Burkina Faso(formerly Upper Volta), Cameroon, Central African Republic, Chad, Congo, Gabon, Guinea Bissau(Conakry),Guinea Bissau, Ivory Coast, Mali, Mauritania, Niger, Senegal, Togo